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                                                                  EXHIBIT 2.2









                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

               TMP WORLDWIDE INC., TMP SIMPATIX ACQUISITION CORP.,

                             STOCKHOLDERS LISTED ON
                                   SCHEDULE A

                                       AND

                                  SIMPATIX INC.




                            DATED AS OF MAY 18, 2000



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                                TABLE OF CONTENTS                                                        Page i


                                    ARTICLE I
                                   THE MERGER

1.01     THE MERGER...........................................................................................2
1.02     CERTIFICATE OF INCORPORATION.........................................................................2
1.03     BYLAWS...............................................................................................2
1.04     DIRECTORS AND OFFICERS...............................................................................2
1.05     EFFECTIVE TIME.......................................................................................2
1.06     FILING OF CERTIFICATE OF MERGER......................................................................2


                                   ARTICLE II
                    CONVERSION OF SHARES; MANNER OF EXCHANGE

2.01     SUB AND COMPANY EQUITY INTERESTS.....................................................................3
2.02     EXCHANGE OF SHARES; DELIVERY OF CERTIFICATES.........................................................5
2.03     NON-EXECUTING STOCKHOLDERS...........................................................................5
2.04     DISSENTING SHARES....................................................................................5


                                  ARTICLE III-A
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

3.01     ORGANIZATION AND GOOD STANDING.......................................................................6
3.02     POWER AND AUTHORIZATION..............................................................................6
3.03     SUBSIDIARIES.........................................................................................6
3.04     ORGANIZATIONAL DOCUMENTS.............................................................................6
3.05     OWNERSHIP OF THE COMPANY.............................................................................7
3.06     NO VIOLATION.........................................................................................7
3.07     NO CONSENT REQUIRED..................................................................................8
3.08     FINANCIAL STATEMENTS.................................................................................8
3.09     ABSENCE OF UNDISCLOSED LIABILITIES...................................................................8
3.10     COMPLIANCE WITH LAWS; PERMITS........................................................................8
3.11     PROPERTY.............................................................................................9
3.12     CONDITION OF PROPERTY AND RELATED MATTERS............................................................9
3.13     MATERIAL CONTRACTS..................................................................................10
3.14     INTELLECTUAL PROPERTY...............................................................................10
3.15     ACCOUNTS RECEIVABLE.................................................................................11
3.16     NO PREBILLINGS OR PREPAYMENTS.......................................................................12
3.17     EMPLOYEE BENEFIT PLANS..............................................................................12
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3.18     SALARIES............................................................................................13
3.19     PERSONNEL AGREEMENTS, PLANS AND ARRANGEMENTS........................................................14
3.20     CUSTOMERS...........................................................................................14
3.21     INTEREST OF THE COMPANY IN CUSTOMERS, ETC...........................................................15
3.22     BOOKS AND RECORDS...................................................................................15
3.23     INSURANCE POLICIES..................................................................................15
3.24     BANK ACCOUNTS. .....................................................................................16
3.25     TAXES...............................................................................................16
3.26     LITIGATION..........................................................................................18
3.27     ENVIRONMENTAL AND SAFETY REQUIREMENTS...............................................................19
3.28     CONDUCT OF THE BUSINESS.............................................................................19
3.29     POWER OF ATTORNEY. .................................................................................20
3.30     BROKERS.............................................................................................20
3.31     NO ILLEGAL OR IMPROPER TRANSACTIONS.................................................................20
3.32     COMPUTER SYSTEMS....................................................................................20
3.33     ACCOUNTING..........................................................................................20
3.34     NO MISREPRESENTATION................................................................................21


                                  ARTICLE III-B
               REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

3.35     STOCKHOLDER POWER AND AUTHORIZATION.................................................................21
3.36     OWNERSHIP OF SHARES.................................................................................21
3.37     SECURITIES MATTERS..................................................................................21
3.38     STOCKHOLDER ACCOUNTING..............................................................................23
3.39     TAX AND REGULATORY MATTERS..........................................................................24
3.40     POWER OF ATTORNEY...................................................................................24
3.41     REPRESENTATIONS AND WARRANTIES......................................................................24


                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF TMP AND SUB

4.01     ORGANIZATION AND GOOD STANDING; POWER...............................................................24
4.02     AUTHORIZATION.......................................................................................24
4.03     NO VIOLATION. ......................................................................................24
4.04     NO CONSENT REQUIRED.  ..............................................................................25
4.05     TMP FILINGS.........................................................................................25
4.06     COMPLIANCE WITH RULE 144............................................................................25
4.07     ISSUANCE............................................................................................26
4.08     REORGANIZATION......................................................................................26
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                                    ARTICLE V
                      PRE-CLOSING COVENANTS AND OTHER TERMS

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5.01     PUBLIC ANNOUNCEMENTS................................................................................26
5.02     INVESTIGATION BY TMP................................................................................26
5.03     CONDUCT OF BUSINESS.................................................................................27
5.04     NON-NEGOTIATION.....................................................................................28
5.05     BEST EFFORTS........................................................................................29
5.06     STOCKHOLDERS........................................................................................29


                                   ARTICLE VI
                       CONDITIONS PRECEDENT TO THE CLOSING

6.01     CONDITIONS PRECEDENT TO OBLIGATIONS OF TMP AND SUB..................................................29
6.02     CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY AND THE STOCKHOLDERS.............................31


                                   ARTICLE VII
                                     CLOSING

7.01     CLOSING.............................................................................................32
7.02     DELIVERIES BY THE COMPANY. .........................................................................32
7.03     DELIVERIES BY TMP...................................................................................34
7.04     FILINGS AT THE CLOSING..............................................................................35


                                  ARTICLE VIII
                                OTHER AGREEMENTS

8.01     CONFIDENTIALITY.....................................................................................35
8.02     TRADING PROHIBITION.................................................................................37
8.03     SURVIVAL OF REPRESENTATION AND WARRANTIES. .........................................................37
8.04     COOPERATION AFTER THE CLOSING.......................................................................37
8.05     REGISTRATION OF TMP SHARES..........................................................................38
8.06     TAX MATTERS.........................................................................................41


                                   ARTICLE IX
                                 INDEMNIFICATION

9.01     INDEMNIFICATION BY THE COMPANY AND THE STOCKHOLDERS.................................................41
9.02     INDEMNIFICATION BY TMP..............................................................................43
9.03     PROCEDURE FOR INDEMNIFICATION. .....................................................................43
9.04     ADDITIONAL LIMITATIONS ON INDEMNIFICATION RIGHTS....................................................44
9.05     SOLE REMEDY FOR DAMAGES.............................................................................45
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                                    ARTICLE X
                                  MISCELLANEOUS

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10.01             NOTICES, CONSENTS, ETC. ...................................................................45
10.02             SEVERABILITY...............................................................................46
10.03             AMENDMENT AND WAIVER.  ....................................................................46
10.04             DOCUMENTS..................................................................................46
10.05             COUNTERPARTS...............................................................................46
10.06             EXPENSES...................................................................................46
10.07             GOVERNING LAW..............................................................................47
10.08             HEADINGS...................................................................................47
10.09             ASSIGNMENT.................................................................................47
10.10             DEFINITIONS................................................................................47
10.11             ENTIRE AGREEMENT...........................................................................48
10.12             THIRD PARTIES..............................................................................48
10.13             INTERPRETATIVE MATTERS.....................................................................49
10.14             NO STRICT CONSTRUCTION.....................................................................49
10.15             DEFAULT....................................................................................49
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                                       iv



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                          AGREEMENT AND PLAN OF MERGER


                  THIS AGREEMENT AND PLAN OF MERGER (this "AGREEMENT") is dated as of this 18th day of May, 2000, by and among TMP Worldwide Inc., a Delaware corporation ("TMP"), TMP Simpatix Acquisition Corp., a Delaware corporation and a direct, wholly-owned subsidiary of TMP ("SUB"), the stockholders listed on SCHEDULE A hereto (collectively, the "STOCKHOLDERS" and, individually, a "STOCKHOLDER"), and Simpatix Inc., a Delaware corporation (the "COMPANY"). The Company and Sub are hereinafter sometimes collectively referred to as the "CONSTITUENT CORPORATIONS."

                  WHEREAS, the Stockholders own the common stock, par value $.0001 per share, of the Company ("COMPANY COMMON STOCK"), and the Series A Convertible Preferred Stock, par value $.0001 per share ("SERIES A STOCK"), the Series B Convertible Preferred Stock, par value $.0001 per share ("SERIES B STOCK") and the Series C Convertible Preferred Stock, par value $.0001 per share ("SERIES C STOCK" and, together with the Series A Stock and Series B Stock, the "PREFERRED STOCK "), of the Company as set forth opposite such Stockholder's name on SCHEDULE A hereto (the Company Common Stock and Preferred Stock are sometimes collectively referred to as "COMPANY STOCK ");

                  WHEREAS, the Boards of Directors of TMP, Sub and the Company deem it advisable and in the best interests of each corporation and its stockholders that TMP, Sub and the Company combine in order to advance the long-term business interests of TMP, Sub and the Company, and the Stockholders so agree to the merger of Sub with and into the Company (the "MERGER") ;

                  WHEREAS, for federal income tax purposes, the parties intend that the Merger shall qualify as a "reorganization" within the meaning of
Section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE"), and the treasury regulations promulgated thereunder;

                  WHEREAS, for accounting purposes, the parties intend that the Merger shall be accounted for as pooling of interests; and

                  WHEREAS, the parties wish to set forth certain other agreements among them;

                  NOW THEREFORE, in consideration of the mutual covenants of the parties set forth in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


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                                    ARTICLE I
                                   THE MERGER

                  1.01     THE MERGER

                  (a) In accordance with the provisions of this Agreement and the Delaware General Corporation Law (the "GCL"), at the Effective Time (as defined in SECTION 1.05), Sub shall be merged with and into the Company and the Company shall be the surviving corporation of the Merger (hereinafter sometimes called the "SURVIVING CORPORATION") and shall continue its corporate existence under the laws of the State of Delaware. The name of the Surviving Corporation shall continue to be the name of the Company prior to the Merger. At the Effective Time, the separate existence of Sub shall cease.

                  (b) The Surviving Corporation shall possess all the rights, privileges, immunities, powers and purposes of the Constituent Corporations and shall by operation of law assume and be liable for all the liabilities and obligations of the Constituent Corporations.

                  1.02 CERTIFICATE OF INCORPORATION. From and after the Effective Time, the certificate of incorporation of Sub shall be the certificate of incorporation of the Surviving Corporation, which certificate of incorporation may be amended after the Effective Time as set forth therein or in its bylaws or in accordance with the GCL.

                  1.03 BYLAWS. From and after the Effective Time, the bylaws of Sub shall be the bylaws of the Surviving Corporation which bylaws may be amended after the Effective Time as set forth therein or in its certificate of incorporation or in accordance with the GCL.

                  1.04 DIRECTORS AND OFFICERS. From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable law, the officers and directors of Sub at the Effective Time shall be the officers and directors of the Surviving Corporation.

                  1.05 EFFECTIVE TIME. Subject to the provisions of this Agreement, the Merger shall become effective on the date and at the time of filing of the certificate of merger, in the form required by and executed in accordance with the GCL with the Secretary of the State of the State of Delaware (the "CERTIFICATE OF MERGER") or at such other time specified in the Certificate of Merger. The time when the Merger shall become effective is herein referred to as the "EFFECTIVE TIME."

                  1.06 FILING OF CERTIFICATE OF MERGER. At the Closing (as defined in SECTION 7.01), each of Sub and the Company shall cause the Certificate of Merger to be executed and filed with the Secretary of the State of State of Delaware in accordance with the GCL, and shall take any and all other lawful actions and do any and all other lawful things to cause the Merger to become effective.

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                                   ARTICLE II
                    CONVERSION OF SHARES; MANNER OF EXCHANGE

                  2.01     SUB AND COMPANY EQUITY INTERESTS

                  (a) Each share of the capital stock of Sub issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation.

                  (b) Each share of Company Stock issued and outstanding immediately prior to the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, shall no longer be outstanding, shall be canceled and retired and shall cease to exist; and each holder of certificates representing shares of Company Common Stock shall thereafter cease to have any rights with respect to such shares of Company Common Stock, except that all of such shares of Company Common Stock (other than shares as to which SECTION 2.03 applies and other than Dissenting Shares (as hereinafter defined) which will be subject to SECTION 2.04) shall be converted into the right to receive such Stockholder's proportionate share (based on the number of outstanding shares of Company Common Stock on the Closing Date) of that number of shares of TMP Common Stock (as defined below) obtained by dividing the Adjusted Merger Consideration (as defined below) by the average of the closing sale prices of a share of TMP Common Stock as reported by the Nasdaq National Market for the thirty (30) consecutive business day period ending two (2) business days prior to the Closing Date (the "IMPUTED TMP SHARE VALUE"); provided, however, that if the Imputed TMP Share Value (i) exceeds $95 per share, the Imputed Share Value shall be deemed to be $95, or (ii) is less than $70 per share, the Imputed Share Value shall be deemed to be $70. As used herein, the term "ADJUSTED MERGER CONSIDERATION" means $11,780,000 (the "MERGER CONSIDERATION") minus the value of the Company Rights assumed by TMP pursuant to
SECTION 2.01(E) based on the Black-Scholes valuation method, as calculated by TMP and mutually agreed upon by the Company and TMP, minus any fees and expenses of the Company in excess of the $150,000 maximum set forth in SECTION 10.06, plus the amount of the aggregate exercise price of the Company Rights assumed by TMP pursuant to SECTION 2.01(E). In no event shall the aggregate consideration paid to all holders of Company Stock (determined in accordance with this SECTION 2.01(B)), whether paid in cash or in shares of TMP Common Stock, exceed $11,780,000 plus the value of any shares of TMP Common Stock rounded up as set forth below. As used herein, the term "TMP COMMON STOCK" means shares of common stock, $.001 par value per share, of TMP (or such other securities of TMP for which the outstanding TMP Common Stock is exchanged, without the receipt of new consideration by TMP, through a reorganization, reclassification or similar change). TMP shall not be required to issue fractional shares of TMP Common Stock, and any resulting fractional shares will be rounded up to the nearest whole share of TMP Common Stock. The shares of TMP Common Stock issuable to the Stockholders hereunder in exchange for the Company Common Stock are sometimes collectively referred to as the "TMP SHARES" and individually as a "TMP SHARE."

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                  (c) Notwithstanding anything contained in this Section to the contrary, each share of the Company's capital stock held in the treasury of the Company immediately prior to the Effective Time shall be canceled without any conversion therefor, and no payment shall be made with respect thereto.

                  (d) From and after the Effective Time, there shall be no transfers on the stock transfer books of the Company of shares of the Company's capital stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates representing shares of the Company's capital stock are presented to the Surviving Corporation, they shall be canceled.

                  (e)      CONVERSION OF STOCK OPTIONS

                  At the Effective Time, each option to purchase or acquire the Common Stock ("COMPANY RIGHT") granted or entered into by the Company under any employee stock option or compensation plan of, or other arrangement of, the Company ("COMPANY STOCK PLANS") which is outstanding at the Effective Time, whether or not vested or exercisable, without any action on the part of the Company or the holder thereof, shall be assumed by TMP and be converted into and become rights with respect to TMP Common Stock. From and after the Effective Time, (A) each Company Right may be exercised solely for TMP Common Stock, (B) the number of shares of TMP Common Stock subject to such Company Rights shall be equal to the number of shares of Company Common Stock subject to such Company Right immediately prior to the Effective Time multiplied by the Exchange Ratio (as defined below) and rounded up to the nearest whole share of TMP Common Stock, and (C) the per share exercise price under each such Company Right shall be adjusted by dividing the per share exercise price under each such Company Right by the Exchange Ratio and rounding up to the nearest cent. The vesting schedule and term of each such Company Right shall remain the same. In addition, notwithstanding the provisions of clauses (B) and (C) of the second sentence of this SECTION 2.01(E), each Company Right which is an "incentive stock option" shall be adjusted as required by Section 424 of the Code, and the regulations promulgated thereunder, so as not to constitute a modification, extension, or renewal of the option, within the meaning of Section 424(h) of the Code. TMP agrees to take all necessary steps to effectuate the foregoing provisions of this SECTION 2.01(E). For purposes hereof, the "EXCHANGE RATIO" is a fraction
(i) the numerator of which is the result of dividing (x) the Adjusted Merger Consideration by (y) the Imputed TMP Share Value and (ii) the denominator of which is the number of shares of Company Stock outstanding as of the Closing Date. As soon as practicable after the Effective Time, TMP shall deliver to the participants in the Company Stock Plan an appropriate agreement setting forth such participant's rights as described in this SECTION 2.01(E) in TMP's 1999 Stock Option Plan or other incentive plan, provided that such agreement contains the same terms and conditions as the Company Right and Company Stock Plan. TMP will take all corporate action necessary to reserve for issuance a sufficient number of shares of TMP Common Stock for delivery upon exercise of options to purchase TMP Common Stock in accordance with this SECTION 2.01(E). TMP shall use commercially reasonable efforts to maintain the effectiveness of a registration statement or

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registration statements on Form S-8 covering the options granted pursuant to this SECTION 2.01(e) for so long as the options remain outstanding.

                  2.02 EXCHANGE OF SHARES; DELIVERY OF CERTIFICATES. As soon as practicable after the Effective Time, the Stockholders shall surrender to TMP certificate(s) representing all of the issued and outstanding shares of Company Stock, with all necessary stock transfer and other documentary stamps attached, stock powers and any other documents that are necessary to transfer to TMP good and marketable title to the Common Stock free and clear of all Liens (as defined in SECTION 10.10), including any and all assignment and transfer documents as reasonably requested by TMP (the "TRANSFER DOCUMENTS"). Upon such surrender, such certificates shall forthwith be canceled and the holders thereof shall be entitled to receive the Merger Consideration, including cash due pursuant to
SECTION 2.03, in accordance with this ARTICLE II.

                  2.03 NON-EXECUTING STOCKHOLDERS. To the extent a holder of Company Stock does not execute this Agreement, such holder shall not receive any shares of TMP Stock, but shall receive cash, subject to applicable withholding, for his, her or its Company Stock at a price per share of Company Common Stock determined by multiplying the Adjusted Merger Consideration by a fraction, (i) the numerator of which is the number of shares of Company Stock owned by the holder on the Closing Date and (ii) the denominator of which is the number of shares of Company Stock outstanding on the Closing Date, upon which payment such Company Stock shall be canceled in accordance with SECTION 2.02 hereof.

                  2.04     DISSENTING SHARES.

                  (a) Each outstanding share of Company Common Stock, the holder of which has timely filed with the Company a written demand for appraisal pursuant to Section 262 of the GCL ("SECTION 262"), is herein called a "DISSENTING SHARE." Each Dissenting Share the holder of which, at the Effective Time, has not effectively withdrawn with the consent of the Company, if required, or become ineligible for (through failure to perfect or otherwise) his dissenter's rights under Section 262 shall not be converted into or represent the right to receive TMP Common Stock, pursuant to SECTION 2.01 hereof or cash pursuant to SECTION 2.03 hereof, but the holder thereof shall be entitled only to such rights as are granted by Section 262. Each holder of Dissenting Shares who becomes entitled, pursuant to the provisions of Section 262, to receive payment for his, her or its Company Common Stock shall receive payment therefor from the Surviving Corporation (but only after the amount thereof shall have been agreed upon or finally determined pursuant to such provisions).

                  (b) If any holder of Dissenting Shares shall effectively withdraw with the consent of the Company, if required, or become ineligible for his, her or its dissenter's rights under Section 262, such Dissenting Shares shall be deemed to have been converted into and represent the right to receive, as of the later of the Effective Time or the occurrence of such event, TMP Common Stock in accordance with the provisions of SECTION 2.01.

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                                  ARTICLE III-A
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  As an inducement to TMP to enter into and perform its obligations under this Agreement, the Company represents and warrants to TMP and Sub (as of the Closing Date unless otherwise indicated) as follows:

                  3.01 ORGANIZATION AND GOOD STANDING. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. It has full power and authority to conduct its business as it is now being conducted and to own, operate or lease the properties and assets it currently owns, operates or holds under lease. The Company is qualified to do business in the State of New York; the Company is not, and is not required to be, licensed or qualified to do business in any other jurisdiction, where the failure to so qualify would have a material adverse effect upon the Business (as defined in SECTION 10.10).

                  3.02     POWER AND AUTHORIZATION

                  (a) The Company has full corporate power and authority to execute and deliver this Agreement and any agreement, document, certificate or instrument being delivered pursuant to or in connection with the transactions contemplated by this Agreement (collectively the "TRANSACTION DOCUMENTS") to which it is or will be a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby. This Agreement and the Transaction Documents to which it is or will be a party have been or will be duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy and other laws of general application relating to creditors' rights and general principles of equity.

                  (b) The Board of Directors of the Company has resolved to recommend that the Stockholders of the Company approve and adopt this Agreement.

                  (c) The execution and delivery of this Agreement and the Transaction Documents, and the performance by the Company of its obligations hereunder and thereunder, and the consummation of the transactions contemplated hereunder and thereunder, have been or will be duly authorized by all necessary corporate action under the GCL.

                  3.03 SUBSIDIARIES. The Company does not own or control (directly or indirectly), or own or hold any right to acquire, any stock, partnership interest, joint venture interest, equity participation or other security or interest in any other entity, corporation, partnership, trust or any other business association.

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                  3.04 ORGANIZATIONAL DOCUMENTS. The copies of the certificate of incorporation and bylaws of the Company, each as heretofore amended, which have been delivered to TMP, are true, complete and correct. The minute books of the Company made available to TMP are true, correct and complete and contain a complete summary of all meetings of directors and stockholders of the Company since the time of incorporation of the Company.

                  3.05 OWNERSHIP OF THE COMPANY. The authorized capital stock of the Company consists of 18,413,560 shares of Company Common Stock, of which 9,230,347 shares are issued and outstanding, 1,000,000 shares of Series A Stock, all of which are issued and outstanding, 4,120,888 shares of Series B Stock, of which 2,307,704 shares are issued and outstanding, and 1,949,320 shares of Series C Stock, of which 677,382 shares are issued and outstanding, and all of which are owned of record by the stockholders as set forth on SCHEDULE 3.05. The designations, powers, preferences, rights, qualifications, limitations and restrictions in respect of the Company Stock are as set forth in the certificate of incorporation of the Company, as amended to the date hereof, and all such designations, powers, preferences, rights, qualifications, limitations and restrictions are valid, binding and enforceable and in accordance with all applicable laws. All of the Company's outstanding shares of capital stock have been duly authorized and validly issued, are fully paid and non-assessable, and were issued in compliance with all applicable federal and state securities laws. None of the outstanding securities has been issued in violation of any pre-emptive rights, rights of first refusal or similar rights. Except for the Company Rights described on SCHEDULE 3.05, and Preferred Stock, no contract, commitment or undertaking of any kind has been made for the issuance of additional shares of capital stock or other securities of the Company, nor is there in effect or outstanding any subscription, option, warrant or other right to acquire any shares of the Common Stock or other instruments convertible into or exchangeable for such shares or interests, which will not be exercised on or prior to the Closing Date. There are no voting trust agreements or other contracts, agreements or arrangements restricting or otherwise relating to voting, dividend or other rights with respect to the Common Stock, as applicable, of the Company to which the Company is a party or which are known to the officers of the Company.

                  3.06 NO VIOLATION. The execution, delivery and performance by each of the Company and each Stockholder of this Agreement and the Transaction Documents and the consummation of the transactions contemplated herein and therein do not and will not:

                  (a) conflict with, result in the breach, modification, termination or violation of, or loss of any benefit under, constitute a default under, accelerate the performance required by, result in or give rise to a right to amend or modify the terms of, result in the creation of any Lien upon any assets or properties of the Company, or in any manner release any party thereto from any obligation under, any mortgage, note, bond, indenture, contract, agreement, lease, license or other instrument or obligation of any kind or nature by which the Company, or any of its properties or assets, may be bound or affected;

                  (b) conflict with or violate any permit, concession, franchise, order, judgment, writ, injunction, regulation, statute or decree applicable to the Company; or

                  (c) conflict with or violate any provision of the certificate of incorporation or bylaws of the Company, each as heretofore amended.

                  3.07 NO CONSENT REQUIRED. Except as set forth in SCHEDULE 3.07, no consent, approval, order or authorization of, or declaration, filing or registration with, any person or governmental authority is required to be made or obtained by the Company in connection with the authorization, execution, delivery or performance of this Agreement, the Transaction Documents or the transactions contemplated hereby and thereby. Each of the consents set forth on
SCHEDULE 3.07 has been obtained by the Company except as set forth thereon.

                  3.08 FINANCIAL STATEMENTS. SCHEDULE 3.08 contains the consolidated balance sheets and statements of income and cash flows as of, and for the fiscal years or period ended, December 31, 1997, 1998 and 1999. The materials included in SCHEDULE 3.08 hereto are sometimes collectively referred to herein as the "FINANCIAL STATEMENTS."

                  The Financial Statements are consistent with the books and records of the Company and in accordance with generally accepted accounting principles consistently applied and fairly present the Company's financial condition, assets, liabilities and retained earnings as of their respective dates and the statements of income, stockholders' equity and cash flows for the periods then ended. The statements of income included in the Financial Statements do not contain any material items of special or non-recurring income or other income not earned in the ordinary course of business except as expressly specified on SCHEDULE 3.08. All amounts billed to any of the Company's customers and clients reflected in the accounts receivable on the Financial Statements and in SCHEDULE 3.15 hereto are for Business activities and not for any other business.

                  3.09 ABSENCE OF UNDISCLOSED LIABILITIES. The Company does not have any debts, liabilities or obligations of any nature (whether accrued, absolute, contingent, direct, indirect, perfected, unliquidated or otherwise and whether due or to become due whether known or unknown) including but not limited to liabilities or obligations on account of Taxes (as defined in SECTION 10.10) or governmental charges or penalties, assessments, interest or fines thereon or in respect thereof, except for (a) liabilities reflected in the balance sheet as of December 31, 1999, included as part of SCHEDULE 3.08, (b) liabilities and obligations under agreements, contracts, leases or commitments disclosed in this Agreement or in a Schedule hereto, (c) liabilities and obligations arising in the ordinary course of business, consistent in form and amount with past practice, since December 31, 1999, none of which liabilities or obligations, individually or in the aggregate, is material in amount with respect to the business, prospects, results of operations, financial condition or assets of the Company, (d) liabilities set forth on SCHEDULE 3.09, and (e) costs associated with this Agreement and the transactions contemplated hereby which are set forth on SCHEDULE 3.09. The

Company is not under any obligation, contingent or otherwise, to refund or rebate any amounts paid or payable to it for services rendered prior to the date hereof.

                  3.10 COMPLIANCE WITH LAWS; PERMITS. To the knowledge of the Company, the Company is in compliance with all laws, regulations, rules, ordinances, orders and other requirements applicable to the operation, conduct or ownership of its property or business in all respects except where the failure to comply would not have a material adverse effect on the Business. The Company has not nor to its knowledge has any Stockholder received notice (written or oral) of the violation or of any claim of violation of any law, regulation, rule, ordinance, order or other requirement or Permit (as defined below) applicable to it. The Company holds all of the permits, licenses, approvals and authorizations of governmental authorities or third parties (collectively, "PERMITS") necessary or desirable for the conduct of its business. All such Permits are in full force and effect. To the knowledge of the Company, there is no condition, nor has any event occurred, which constitutes or with the giving of notice or passage of time or both would constitute a violation of the terms of any Permit except where such violation would not have a material adverse effect on the Business, and no cancellation, modification or revocation of any of the Permits is pending or, to the knowledge of the Company, threatened.

                  3.11     PROPERTY

                  (a) The Company does not own any real property. The Company has good and marketable title or rights as lessee to all real, personal, mixed, tangible and intangible property of any kind or nature owned or used by it, except where the failure to do so would not have a material adverse effect on the Business, and the Company owns each of the assets shown or reflected on the Financial Statements as belonging to it, free and clear of all Liens, except for Liens identified on SCHEDULE 3.11(a) hereto, or Liens that would not have a material adverse effect on the Business. The assets and properties owned or leased by the Company are sufficient to operate and conduct its Business in all respects in a manner consistent with the Company's past practice, except where the failure to do so would not have a material adverse effect on the Business.

                  (b) All material leases of real and personal property leased by the Company and utilized in its Business, including any and all leases with related parties or any Affiliates (as defined in SECTION 10.10 below) (collectively, the "LEASED PROPERTY"), are listed on SCHEDULE 3.11(b), and true, correct and complete copies previously have been furnished to TMP. All leases with Affiliates and related parties carry terms and conditions no less favorable nor more favorable in all material respects to the Company, than those which could have been obtained in arms'-length transactions with unrelated third parties. The Company enjoys peaceful and undisturbed possession under all such leases. Any real property that the Company occupies or leases under such leases is in good condition and repair, with adequate plumbing, heating and air conditioning and with access to public roads and utilities as required for the conduct of the Business, except for such deficiencies which would not have a material adverse effect on the Business, individually or in the aggregate, in nature or cost.

                  3.12     CONDITION OF PROPERTY AND RELATED MATTERS

                  (a) To the knowledge of the Company, all buildings, machinery, equipment and other tangible assets used by the Company are in good operating condition and repair, reasonable wear and tear excepted, are usable in the ordinary course of business and are adequate and suitable for the uses to which they are being put except where such condition would not have a material adverse effect on the Business. None of such items requires any repairs or replacement except for maintenance in the ordinary course of business or such other repairs or replacements which are not material, individually or in the aggregate, in nature or cost. All such assets and property are located at the premises leased by the Company at 1123 Broadway, Suite 1002, New York, New York, or as otherwise identified on SCHEDULE 3.12 hereto.

                  (b) The properties and assets reflected in the balance sheet, as of December 31, 1999 which is a part of the Financial Statements, had, as of such date, in the aggregate a fair market or realizable value at least equal to the value thereof as reflected therein. Except as set forth on SCHEDULE 3.12, the Company is not contemplating any capital expenditure in excess of $10,000 individually or in the aggregate which has not been disclosed to TMP in writing.

                  3.13 MATERIAL CONTRACTS. The Company has not entered into and is not bound by any material contract, agreement, relationship or commitment, written or oral, including without limitation any obligations for money borrowed or under leases, other than those identified on SCHEDULE 3.13 hereto (the "MATERIAL CONTRACTS"); true, correct and complete copies of all Material Contracts previously have been furnished to TMP or its counsel. Except as set forth on SCHEDULE 3.13, the Company is not in default, and no event has occurred which with the giving of notice or the passage of time or both would constitute a default by the Company, or to the knowledge of the Company, any other party under any Material Contract or any other material obligation owed by the Company and, to the knowledge of the Company, no event has occurred which with the giving of notice or the passage of time or both would constitute a default by any other party to any such Material Contract or obligation. Except as set forth on SCHEDULE 3.13, the continuation, validity and effectiveness of all Material Contracts will in no way be affected by the transactions contemplated hereby and there are no negotiations pending to revise the terms of any such Material Contracts. Except as set forth on SCHEDULE 3.13, the Company is not a party to or bound by any contract, agreement, relationship or commitment, whether or not deemed material, which in any way restricts or purports to restrict the ability of the Company to acquire any property or assets or conduct business or provide services to any person or entity anywhere in the world.

                  3.14     INTELLECTUAL PROPERTY

                  (a) The Company owns and possesses all right, title and interest in and to, or has a valid license or right to use, all of the Proprietary Rights (as defined below) necessary for the operation of its Business as presently conducted and none of such Proprietary Rights have been abandoned;

                  (b) no claim by any third party contesting the validity, enforceability, use or ownership of any such Proprietary Rights has been made, is currently outstanding or is threatened, and to the knowledge of the Company there is no reasonable basis for any such claim;

                  (c) none of the Company, nor any registered agent of the Company, nor to the Company's knowledge, any Stockholder, has received any notice of, nor is the Company or to its knowledge, any Stockholder aware of any reasonable basis for an allegation of, any infringement or misappropriation by, or conflict with, any third party with respect to such Proprietary Rights, nor has the Company, any Stockholder, or any registered agent of any of them received any claim of infringement or misappropriation of or other conflict with any Proprietary Rights of any third party;

                  (d) the Company has not infringed, misappropriated or otherwise violated any Proprietary Rights of any third parties, and the Company is not aware of any infringement, misappropriation or conflict which will occur as a result of the continued operation of the Company as presently operated and as contemplated to be operated; and

                  (e) all employees who have contributed to or participated in the conception and/or development of all or any part of the Proprietary Rights which are not licensed to the Company from a third party either (1) have been party to a "work-for-hire" arrangement or agreement with the Company, in accordance with applicable federal and state law, that has accorded the Company full, effective, exclusive and original ownership of all tangible and intangible property thereby arising, or (2) have executed appropriate instruments of assignment in favor of the Company as assignee that have conveyed to the Company full, effective and exclusive ownership of all tangible and intangible property thereby arising.

         As used herein, the term "PROPRIETARY RIGHTS" means all proprietary information of the Company, including all patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice), all trademarks, service marks, trade dress, trade names, corporate names, domain names, copyrights, all trade secrets, confidential information, ideas, formulae, compositions, know-how, processes and techniques, drawings, specifications, designs, logos, plans, improvements, proposals, technical and computer data, documentation and software, financial, business and marketing plans, and related information and all other proprietary, industrial or intellectual property rights relating to the Business, including those proprietary, industrial or intellectual property rights found at the Company's websites listed on SCHEDULE 3.14.

         The consummation of the transactions contemplated by this Agreement will result in the Surviving Corporation having all right, title and interest in and to the Proprietary Rights and will not adversely affect the right of TMP or the Surviving Corporation to continue to use the Proprietary Rights. No registration of any Proprietary Rights is required by law. SCHEDULE 3.14 sets forth a list and description of the copyrights, trademarks, service marks, trade dress, trade names and domain names used or held by the Company and, where appropriate, the date, serial or registration number, and place of any registration thereof.

                  3.15 ACCOUNTS RECEIVABLE. SCHEDULE 3.15 is a true, correct and complete listing and aging of the accounts receivable of the Company as of December 31, 1999, determined in accordance with generally accepted accounting principles consistently applied and which Schedule is prepared on a basis that is consistent with the presentation in the Financial Statements and sets forth the standard billing practices of the Company. All of such accounts receivable have arisen in bona fide arm's length transactions in the ordinary course of business and are valid and binding obligations of the account debtors. To the knowledge of the Company and the Stockholders, such accounts receivable are not subject to counterclaims or set-offs and are collectible in full in the ordinary course of business within 120 days of the relevant invoice date, except to the extent that reserves for doubtful accounts have been established by the Company and set forth on SCHEDULE 3.15 and which reserves have been adequately reflected on, and are consistent with the presentation in, the Financial Statements attached hereto on the date hereof. The reserves for doubtful accounts established by the Company and reflected on SCHEDULE 3.15 or on the Financial Statements have been determined in accordance with generally accepted accounting principles.

                  3.16 NO PREBILLINGS OR PREPAYMENTS. Except as set forth on
SCHEDULE 3.16, the Company has not billed, and the Company has not received any payments (in the form of retainers or otherwise) from, any of its customers or potential customers for services to be rendered or for expenses to be incurred subsequent to the Closing Date. To the extent that accounts receivable include pre-billed amounts, the corresponding liabilities have been accrued to the extent actual invoices representing such liabilities have not been recorded on the Company's books.

                  3.17 EMPLOYEE BENEFIT PLANS. Except as set forth in SCHEDULE 3.17, the Company has not maintained, sponsored, adopted, made contributions to or obligated itself to make contributions to or to pay any benefits or grant rights under or with respect to or made any commitments to create any "employee benefit plan" (as defined in Section 3(3) of ERISA), or any other material plan of deferred compensation, medical plan, life insurance plan, disability plan, dental plan or other plan providing for the welfare of any of the Company's employees or former employees or beneficiaries thereof, excess benefit plan, bonus or incentive plan (including but not limited to stock options, restricted stock, phantom stock, stock bonus and deferred bonus plans), salary reduction agreement, change-of-control agreement, employment agreement, consulting agreement or any other benefit, program or contract (collectively, "EMPLOYEE BENEFIT PLANS"), whether or not written, which has been in effect at any time since March 26, 1997. True, correct and complete copies of all Employee Benefit Plans previously have been furnished to TMP. The

Employee Benefit Plans have been maintained in all material respects in compliance with governing documents and agreements and with applicable laws, regulations, rules, ordinances, orders and other requirement of law. Each Employee Benefit Plan which is intended to be a tax qualified plan under
Section 401(a) of the Code has been determined to be "qualified" within the meaning of such section by the Internal Revenue Service, which determination is currently in effect, and to the knowledge of the Company, no fact or circumstances presently exist which could reasonably be expected to jeopardize such qualified status. There has occurred no transaction with respect to any Employee Benefit Plan prohibited by Section 406 of ERISA or which constitutes a "prohibited transaction" under Section 4975(c) of the Code which has subjected the Company to a material tax or penalty under
Section 502 of ERISA or Section 4975 of the Code. The consummation of the transactions contemplated by this Agreement and the Transaction Documents will not (either alone or in conjunction with another event, such as termination of employment or other services) entitle any employee or other person to receive severance or other compensation which would not otherwise be payable absent the consummation of the transactions contemplated by this Agreement and the Transaction Documents or cause the acceleration of the time of payment or vesting of any award or entitlement under any Employee Benefit Plan. To the knowledge of the Company, no event, condition or circumstance exists that would prevent the amendment or termination of the Employee Benefit Plan. All contributions, insurance premiums, benefits and other payments required to be made to or under each Employee Benefit Plan with respect to all periods through the Closing Date have been timely made in accordance with the governing documents and applicable law or provided for by the Company by full accruals on its Financial Statements. With respect to each Employee Benefit Plan, (i) no application, proceeding or other matter is pending before the Internal Revenue Service, the Department of Labor or any other governmental agency; (ii) no action, suit, proceeding or claim (other than routine claims for benefits) is pending or, to the Company's knowledge, threatened; and (iii) to the knowledge of the Company, no facts exist which could give rise to an action, suit, proceeding or claim which, if asserted, could result in a material liability or expense to the Company or the plan assets. The Company does not maintain, contribute to, or have an obligation under any plan, contract, policy or arrangement providing health or death benefits (whether or not insured) to current or former employees or other personnel beyond the termination of their employment or other services (other than under Section 4980B of the Code, the Federal Social Security Act or a plan qualified under Section 401(a) of the Code). Neither the Company nor any predecessor has ever contributed to, contributes to, has ever been required to contribute to, or otherwise participated or participates in or in any way, directly or indirectly, has any liability with respect to any plan subject to
Section 412 of the Code, Section 302 of ERISA or Title IV of ERISA. There are no, nor have there ever been, any Plan Affiliates.

                  3.18 SALARIES. SCHEDULE 3.18 contains a true, complete and correct list setting forth (i) the names, job descriptions/titles, current compensation rate (including but not limited to salary, commission and bonus compensation), date of hire, vacation accrual rate and accrued vacation time of all individuals presently employed by the Company indicating whether they are employed on a salaried, hourly or piecework basis, and (ii) the names and total annual compensation for all independent contractors who render services on a regular basis to the Company whose current annual compensation is or is expected to be in excess of $20,000. Except as set forth on SCHEDULE 3.18 there has been no increase in the compensation of the foregoing individuals or independent contractors since December 31, 1999. There has not been any promise to the employees listed on SCHEDULE 3.18 orally or in writing of any bonus or increase in compensation, whether or not legally binding, except for increases in the ordinary course of business consistent with past compensation practices of the Company, and except for obligations incurred under existing bonus, insurance, pension or other Employee Benefit Plans described on SCHEDULE 3.17 or 3.18. The Company has not made any prepayments of salaries, bonuses or any other amounts due to any of its employees or former employees. All obligations to employees, whether for salaries, commissions, bonuses, vacation or otherwise, which are required to be accrued on the Financial Statements in accordance with generally accepted accounting principles consistently applied have been accrued on the Financial Statements in accordance with generally accepted accounting principles.

                  3.19 PERSONNEL AGREEMENTS, PLANS AND ARRANGEMENTS. Except as listed in SCHEDULES 3.17, 3.18, 3.19, and 3.26 the Company is not a party to or obligated with respect to any (a) outstanding contracts with current or former employees, agents, consultants, advisers, salesmen, sales representatives, distributors, sales agents, independent contractors, or dealers, or (b) collective bargaining agreements or contracts with any labor or trade union, employee bargaining agency or other representative of employees or any employee benefits provided for by any such agreement, true, correct and complete copies of which previously have been furnished to TMP. No strike, picketing, slow-down, work stoppage, lock-out, union organizational activity, allegation, charge or complaint of employment discrimination, unfair labor practice or other similar occurrence has occurred or is pending or, to the knowledge of the Company, is threatened against the Company nor does the Company or to the Company's knowledge, do the Stockholders know any basis for any such allegation, charge, or complaint. Except where the failure to so comply would not have a material adverse effect on the Business, the Company has complied in all respects with all applicable laws relating to the employment of labor, including but not limited to provisions thereof relating to wages, hours, vacation pay, equal opportunity, collective bargaining and the payment, deduction and remittance of all amounts required to be deducted and/or remitted in respect of wages and salaries and of other Taxes and such deductions are consistent with past practices and in accordance with generally accepted accounting principles consistently applied and consistent with the Financial Statements, and either remitted same to the legally constituted authorities entitled to receive payment thereof or has reserved for same in its accounts and an amount of cash equal to the amount of such reserve has been set aside for payment thereof. The Company is not liable for any arrears of wages or any taxes or penalties with respect to the foregoing except for those taxes the liability for which would not have a material adverse effect on the Business. The Company has not entered into any agreement relating to the payment of vacation pay to any employee, and it has no obligation to any employees to provide them with pay for vacation time other than as required by generally applicable provisions of law. The Company has not received notice from any employee of the Company that any such employee is terminating his or her employment with the Company, nor to the best knowledge of the Company does any employee intend to terminate his or her employment with the Company as a result of the transactions contemplated hereby. There are no administrative charges or court complaints pending or, to the knowledge of the Company, threatened against the Company concerning alleged employment discrimination or any other matters relating to the employment of labor. No trade union, counsel of trade unions, employee bargaining agency or affiliated bargaining agent (i) holds bargaining rights with respect to any of the Company's employees by way of certification, interim certification, voluntary recognition, designation or successor right, (ii) has applied to be certified as the bargaining agent of the Company's employees, or (iii) has applied to have the Company declared a related employer pursuant to the provision of applicable law. Except as set forth in
SCHEDULE 3.19, no claim, injunction, fact, event or condition exists which would give rise to a material claim by any employee or former employee (including dependents and spouses thereof and other individuals covered thereunder) of the Company under any workers compensation laws, regulations, requirements or programs.

                  3.20 CUSTOMERS. SCHEDULE 3.20 is a complete list by dollar volume of billings (for the year ended December 31, 1999) of the Company's top ten customers by revenue. Except as set forth on SCHEDULE 3.20, since December 31, 1999, none of these customers has canceled or otherwise terminated, or, to the knowledge of the Company, threatened to cancel or otherwise terminate, its relationship with the Company or reduced, or to the knowledge of the Company, threatened to reduce, its business with the Company (except for those reductions that would not have a material adverse effect on the Company). The Company has not received any notice or has any knowledge or reason to believe that any customer intends to cancel or otherwise modify its relationship with the Company on account of the transactions contemplated hereby or otherwise.

                  3.21 INTEREST OF THE COMPANY IN CUSTOMERS, ETC. Neither the Company nor any of its Affiliates has any direct or indirect interest in any competitor, supplier or customer of the Company, or in any person from whom or to whom the Company leases any real or personal property or in any other person with whom the Company has any business relationship. SCHEDULE 3.21 describes (i) all management, administrative, computer, telephone or other services provided to the Company by any of the Company's Affiliates, or any of the Affiliates of the officers of the Company, and all such services provided by the Company to any of such persons and entities, and (ii) all other contracts, agreements, arrangements or transactions (including the purchase and sale of inventory, supplies and other goods) between the Company, on the one hand, and any of such individuals or entities on the other hand, currently in effect, including, without limitation any agreement or arrangement relating to indebtedness to or from any of such individuals or entities, in each case setting forth the terms thereof if not effected on an arm's-length basis.

                  3.22 BOOKS AND RECORDS. All the books, records and accounts of the Company are in all material respects accurate and complete, accurately reflect all matters normally entered into the books, records or accounts maintained by similar businesses, are in all material respects in accordance with all laws, regulations and rules applicable to the Company and accurately present and reflect in all material respects all of the transactions described therein. The Company has accounting controls sufficient to ensure that its transactions are (i) in all material respects executed in accordance with its management's general or specific authorization (except where the failure to do so would not have a material adverse effect on the Business) and (ii) recorded in conformity with generally accepted accounting principles.

                  3.23 INSURANCE POLICIES. SCHEDULE 3.23 is a correct and complete list and description, including policy numbers, of all insurance policies owned or held by the Company or otherwise covering the Company, its employees or assets (other than any Employee Benefit Plan). To the knowledge of the Company, such policies are in full force and effect, and, to the knowledge of the Company, the Company is not in default under any of them. The Company has not received any notice of non-renewal, cancellation or intent to cancel, not renew or increase premiums or deductibles with respect to such insurance policies nor, to the knowledge of the Company, is there any basis for any such action. SCHEDULE 3.23 also contains a list of all pending claims with any insurance company (other than under any Employee Benefit Plan) and any instances within the previous three years of a denial of coverage of the Company by any insurance company.

                  3.24 BANK ACCOUNTS. SCHEDULE 3.24 is a complete and correct list of each bank and brokerage firm in which the Company has an account or safe deposit box, the number of each such account or box and the names of all persons authorized to draw thereon or to have access thereto.

                  3.25     TAXES.  Except as set forth on SCHEDULE 3.25:

                  (a) All Tax Returns (as defined in SECTION 10.10) required to be filed by or on behalf of the Company have been properly prepared and duly and timely filed with the appropriate taxing authorities in all jurisdictions in which such Tax Returns are required to be filed (after giving effect to any valid extensions of time in which to make such filings), and to the knowledge of the Company all such Tax Returns were true, complete and correct in all material respects.

                  (b) All Taxes (whether or not shown on any Tax Returns) payable by or on behalf of the Company or with respect to its income, assets or operations (including interest and penalties) shown to have been payable on the tax returns have been fully and timely paid. The reserves or accruals, if any, for Taxes provided in the books and records of the Company with respect to any period for which Tax Returns have not yet been filed or for which Taxes are not yet due and owing are, or prior to the Effective Time, will be, sufficient for all unpaid Taxes of the Company through and including the Effective Time and all such reserves and accruals have been made in accordance with generally accepted accounting principles. The Company has no liability for Taxes of any other person as a transferee, successor, by contract or otherwise.

                  (c) The Company has not executed or filed with the Internal Revenue Service (the "IRS") or any other taxing authority any agreement, waiver or other document or arrangement extending or having the effect of extending the period for assessment or collection of Taxes (including, but not limited to, any applicable statute of limitations), and no power of attorney granted by the Company with respect to any Tax matter is currently in force.

                  (d) The Company has complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes and has duly and timely withheld from employee salaries, wages and other compensation and has paid over to the appropriate taxing authorities all amounts required to be so withheld and paid over for all periods under all applicable laws.

                  (e) TMP has received complete copies of (i) all U.S. federal, state and local, and foreign income or franchise Tax Returns of the Company relating to the taxable periods beginning after 1995 and (ii) any audit report issued within the last three years relating to Taxes due from or with respect to the Company and its income, assets or operations.

                  (f) SCHEDULE 3.25 lists all material types of Taxes paid and material types of Tax Returns filed by or on behalf of the Company and indicates those Taxes with respect to which the Company is or has been a member of an Affiliated Group for any Tax purpose. No claim has been made by a taxing authority in a jurisdiction where the Company does not file Tax Returns such that the Company is or may be subject to taxation by that jurisdiction.

                  (g) All deficiencies asserted or assessments made as a result of any examinations by the IRS or any other taxing authority of the Tax Returns of or covering or including the Company have been fully paid, and there are no other audits or investigations by any taxing authority or proceedings in progress, nor has the Company received any notice from any taxing authority that it intends to conduct such an audit or investigation. No issue has been raised by a U.S. federal, state, local or foreign taxing authority in any current or prior examination which, by application of the same or similar principles, could reasonably be expected to result in a material proposed deficiency for any subsequent taxable period.

                  (h) Neither the Company nor any other Person on behalf of the Company has (i) filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection
(f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by the Company, (ii) agreed to or is required to make any adjustments pursuant to
Section 481(a) of the Code or any similar provision of state, local or foreign law by reason of a change in accounting method initiated by the Company or has any knowledge that the IRS has proposed any such adjustment or change in accounting method, or has any application pending with any taxing authority requesting permission for any changes in accounting methods that relate to the business or operations of the Company, (iii) executed or entered into closing agreement pursuant to Section 7121 of the Code or any predecessor provision thereof or any similar provision of state, local or foreign law with respect to the Company, or (iv) requested any extension of time within which to file any Tax Return, which Tax Return has since not been filed.

                  (i) No property owned by the Company is (i) property required to be treated as being owned by another Person pursuant to the provisions of
Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax

Reform Act of 1986, (ii) constitutes "tax-exempt use property" within the meaning of Section 168(h)(1) of the Code or (iii) is "tax-exempt bond financed property" within the meaning of Section 168(g) of the Code.

                  (j) The Company is not a party to any tax sharing or similar agreement or arrangement (whether or not written) pursuant to which it will have any obligation to make any payments after the Closing.

                  (k) There is no contract, agreement, plan or arrangement covering any person that, individually or collectively, could give rise to the payment of any amount that would not be deductible by TMP or any of its Affiliates by reason of Section 280G of the Code.

                  (l) The Company is not subject to any private letter ruling of the IRS or comparable rulings of other taxing authorities.

                  (m) There are no Liens as a result of any unpaid Taxes upon any of the assets of the Company, except for Liens for Taxes not yet due and payable.

                  (n) The Company does not have elections in effect for U.S. federal income tax purposes under Sections 108, 168, 338, 441, 463, 472, 1017, 1033 or 4977 of the Code.

                  (o) The Company has never been a member of any Affiliated Group of corporations for any Tax purposes. The Company does not own any interest in any entity that is treated as a partnership for U.S. federal income tax purposes or would be treated as a pass-through or transparent entity for any tax purpose.

                  (p) The Company is not a United States Real Property Holding Corporation ("USRPHC") within the meaning of Section 897 of the Code and neither was a USRPHC on any "determination date" (as defined in Section 1.897-2(c) of the Treasury regulations under the Code) that occurred in the five year period preceding the Closing Date.

                  (q) No shares of capital stock of the Company have been redeemed prior to or in connection with the Merger, and the Company has not made any extraordinary distribution (within the meaning of Section 1.368-IT(e) of the Treasury Regulations) with respect to its stock prior to or in connection with the Merger.

                  (r) The Company has not taken or agreed to take any action that would, or has knowledge of any fact or circumstance that is reasonably likely to prevent the transactions contemplated hereby, including the Merger, from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

                  3.26 LITIGATION. Except as set forth in SCHEDULE 3.26, there is no claim, counterclaim, action, suit, order, proceeding or investigation pending or, to the knowledge of the Company, threatened against or involving the Company (or pending or, to the knowledge of the Company, threatened against any of the officers, directors or key employees of the Company with respect to business activities on behalf of the Company) with respect to or affecting the Company, its accounts, business, properties, assets or rights, or relating to the transactions contemplated hereby, before any court, agency, regulatory, administrative or other governmental body or officer or before any arbitrator; nor, to the knowledge of the Company, is there any reasonable basis for any such claim, action, suit, proceeding or governmental, administrative or regulatory investigation. The Company is not directly subject to or affected by any order, judgment, decree or ruling of any court or governmental agency. Neither the Company nor to its knowledge any Stockholder has received any written opinion or memorandum of legal advice from legal counsel to the effect that any of them are exposed to any liability which may be material to the business, prospects, results of operations, financial condition or assets of the Company. The Company is not engaged in any legal action to recover monies due it or for damages sustained by it, and none of its assets of the Company nor any of its business practices is in any manner, directly or indirectly, affected by injunction of any court or governmental, administrative or regulatory agency, body or officer.

                  3.27 ENVIRONMENTAL AND SAFETY REQUIREMENTS. The Company is in compliance with all applicable Environmental and Safety Requirements (as defined below), and possesses all required permits, licenses and certificates, and has filed all notices or applications, required thereby except those Environmental and Safety Requirements the compliance with which would not have a material adverse effect upon the Business. The Company has not received any notice or other communication from any party with respect to the failure by the Company to comply with Environmental and Safety Requirements. For purposes of this Agreement, "ENVIRONMENTAL AND SAFETY REQUIREMENTS" means all federal, foreign and local laws, bylaws, rules, regulations, ordinances, decrees, orders, statutes, actions, guidelines, standards, arrangements, injunctions, policies and requirements relating to public health and safety, worker health and safety, pollution and protection of the environment (including without limitation the handling of any polluted, toxic or hazardous materials), all as amended or hereafter amended. The Company has no, nor are its properties subject to, nor are there any facts or circumstances which the Company reasonably believes could form the basis for any liability, contingent or otherwise, arising out of any Environmental and Safety Requirements except for those liabilities which would not have a material adverse effect upon the Business. The Company does not have in its possession or under its control any hazardous substances.

                  3.28 CONDUCT OF THE BUSINESS. Except as set forth on SCHEDULE 3.28, since December 31, 1999, the Company has conducted its business only in the ordinary course, consistent with past custom and practice, and has incurred no liabilities or obligations whatsoever other than in the ordinary course of business (including losses incurred in the ordinary course of business) consistent with past custom and practice and there has been no material adverse change in the assets, condition (financial or otherwise), results of operations, employee or customer relations, business activities or business prospects of the Company, other than changes in the general economy or changes affecting similar companies, nor does the Company know of any such change which is threatened, nor has there been any damage, destruction or loss materially adversely affecting any of the assets, or the business condition (financial or otherwise), results of operations, prospects or activities of the Company, whether or not covered by insurance. Without limitation of the foregoing and except as set forth on SCHEDULE 3.28, since December 31, 1999, the Company has not:

                  (a) voluntarily or involuntarily sold, transferred, abandoned, surrendered, subjected to a Lien or otherwise disposed of any material assets or property rights except in the ordinary course of business consistent with past custom or practice;

                  (b) changed any accounting principles, methods or practices utilized by it or changed any of its depreciation rates or amortization policies or rates;

                  (c) made any loan or advance to any party in excess of $5,000;

                  (d) issued, redeemed or purchased any stock, bond or corporate security or declared or made any payment or distribution on or with respect to its capital stock;

                  (e) incurred debt, liabilities, or obligations of any nature whether accrued, absolute, contingent, direct, indirect, perfected or otherwise and whether due or to become due except current liabilities incurred and liabilities under contracts entered into in the ordinary course of business consistent with past custom and practice;

                  (f) increased the compensation payable to any of its officers, employees or agents;

                  (g) paid any amounts to or for the benefit of any Stockholder;

                  (h) waived any rights of substantial value; or

                  (i) entered into any other material transaction, or committed to any of the foregoing.

                  3.29 POWER OF ATTORNEY. The Company has not given to any person or entity for any purpose any power of attorney with respect to the transactions contemplated herein which is currently in effect.

                  3.30 BROKERS. Except as set forth on SCHEDULE 3.30, the Company has not incurred any obligation or liability, contingent or otherwise, for brokers' or finders' fees or commissions in connection with the transactions contemplated by this Agreement or the Transaction Documents.

                  3.31 NO ILLEGAL OR IMPROPER TRANSACTIONS. Neither the Company, nor any of the Company's directors or officers has, directly or indirectly, used funds or other assets of the Company, or made any promise or undertaking in such regard, for (a) illegal contributions, gifts, entertainment or other expenses relating to political activity; (b) illegal payments to or for the benefit of governmental officials or employees, whether domestic or foreign; (c) illegal payments to or for the benefit of any person, firm, corporation or other entity, or any director, officer, employee, agent or representative thereof; or (d) the establishment or maintenance of a secret or unrecorded fund; and there have been no false or fictitious entries made in the books or records of the Company.

                  3.32 COMPUTER SYSTEMS. The computer systems of the Company listed on SCHEDULE 3.32 (including without limitation all software, hardware, workstations and related components, automated devices, embedded chips and other date sensitive equipment constitute all computer systems necessary to conduct the Business as presently conducted. The Company has not experienced any problems or difficulties with such computer systems related to or resulting from the "Year 2000" concern except for such problems or difficulties which will not have a material adverse effect on the Business.

                  3.33 ACCOUNTING. Neither the Company nor, to the knowledge of the Company, any of the Company's directors or officers has taken any action nor is the Company aware of any facts or circumstances in respect of the Company or its accounting procedures which such officer believes may have the effect of precluding accounting for the transactions contemplated by this Agreement and the Transaction Documents as a "pooling of interests," which facts or circumstances have not been disclosed to TMP or to its independent auditors. Except as disclosed on SCHEDULE 3.33, since April 1, 1998: (i) the Company has not in any way changed the equity interests of its securities; (ii) the Company has not acquired any treasury securities; and (iii) the Company has not disposed of significant assets, and any changes in equity interests, acquisitions of treasury securities or disposal of assets disclosed on SCHEDULE 3.33 were not in contemplation of the transactions contemplated by this Agreement.

                  3.34 NO MISREPRESENTATION. The representations and warranties of the Company set forth in this Agreement or any of the Transaction Documents do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein or therein in light of the circumstances in which they were made, not misleading as of the Closing Date.


                                  ARTICLE III-B
               REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

                  As an inducement to TMP to enter into and perform its obligations under this Agreement, each Stockholder, severally and not jointly, represents and warrants to TMP and Sub (as of the Closing Date unless otherwise indicated) as to such Stockholder as follows:

                  3.35 STOCKHOLDER POWER AND AUTHORIZATION. Such Stockholder has full power and authority to execute and deliver this Agreement and each of the other Transaction Documents to which he, she, or it is or will be a party, and to perform his, her or its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. This Agreement and the Transaction Documents to which they are or will be a party have been or will be duly executed and delivered by such Stockholder and constitute the legal, valid and binding obligations of such Stockholder, enforceable against such Stockholder in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy and other laws of general application relating to creditors' rights and general principles of equity.

                  3.36 OWNERSHIP OF SHARES. Such Stockholder is the legal record and beneficial owner of the Company Stock set forth next to such Stockholder's name on SCHEDULE A hereto. Such Stockholder owns his, her or its Common Stock free and clear of any Liens.

                  3.37 SECURITIES MATTERS. Except as set forth on SCHEDULE 3.37:

                  (a) Such Stockholder, or through his, her or its purchaser representative, has such knowledge and experience in financial and business matters and such experience in evaluating and investing in companies such as TMP as to be capable of evaluating the merits and risks of an investment in the TMP Common Stock. Such Stockholder has the financial ability to bear the economic risk of his, her or its investment in the TMP Common Stock being acquired hereunder, has adequate means for providing for his, her or its current needs and contingencies and has no need for liquidity with respect to his, her or its investment in TMP.

                  (b) Such Stockholder is acquiring the TMP Shares for his, her or its own account, for investment purposes only, and not with the view to, or for resale in connection with, any distribution thereof. Such Stockholder understands that the TMP Shares have not been registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"), or under the securities laws of various states, by reason of a specified exemption from the registration provisions thereunder which depends upon, among other things, the bona fide nature of such Stockholder's investment intent as expressed herein. Such Stockholder acknowledges that his, her or its representations and warranties contained herein are being relied upon by TMP as a basis for the exemption of the issuance of the TMP Common Stock hereunder from the registration requirements of the Securities Act and any applicable state securities laws.

                  (c) Such Stockholder acknowledges that the TMP Shares must be held indefinitely unless they are subsequently registered under the Securities Act and under applicable state securities laws or an exemption from such registration is available. Such Stockholder has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act which permits limited resale of the securities purchased in a private placement subject to the satisfaction of certain conditions including, among other things, the availability of certain current public information about TMP and compliance with applicable requirements regarding the holding period and the amount of securities to be sold and the manner of sale. Such Stockholder understands that only TMP can take action to register the TMP Shares.

                  (d) Such Stockholder has relied upon independent investigations made by each Stockholder or his, her or its purchaser representatives and is fully familiar with the business, results of operations, financial condition, prospects and other affairs of TMP and realizes the TMP Shares are a speculative investment involving a high degree of risk for which there is no assurance of any return. Such Stockholder has, among other things, received and carefully reviewed (i) TMP's Annual Report on Form 10-K for the year ended December 31, 1999, (ii) TMP's Proxy Statement dated May 19, 2000 and
(iii) all other information filed by TMP pursuant to the Securities Act or the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") subsequent to March 30, 2000. Such Stockholder acknowledges that in connection with the transactions contemplated hereby, neither TMP nor anyone acting on its behalf or any other person has made, and such Stockholder is not relying upon, any representations, statements or projections concerning TMP, its present or projected results of operations, financial condition, prospects, present or future plans, acquisition plans, products and services, or the value of the TMP Shares or TMP's business or any other matter in relation to TMP's business or affairs. Such Stockholder or his, her or its purchaser representative has had an opportunity to discuss TMP's business, management, financial affairs and acquisition plans with its management, to review TMP's facilities, and to obtain such additional information concerning such Stockholder's investment in the TMP Shares in order for such Stockholder to evaluate its merits and risks, and such Stockholder has determined that the TMP Shares are a suitable investment for such Stockholder and that at this time such Stockholder could bear a complete loss of his, her or its investment.

                  (e) Such Stockholder is aware that no federal or state or other agency has passed upon or made any finding or determination concerning the fairness of the transactions contemplated by this Agreement and the Transaction Documents or the adequacy of the disclosure of the exhibits and schedules hereto or thereto and each Stockholder must forego the security, if any, that such a review would provide.

                  (f) Such Stockholder understands and acknowledges that neither the IRS nor any other tax authority has been asked to rule on the tax consequences of the transactions contemplated hereby or by the Transaction Documents and, accordingly, in making his or her decision to acquire the TMP Shares, each Stockholder has relied upon the investigations of each Stockholder's own tax and business advisers in addition to each Stockholder's own independent investigations, and that such Stockholder and such Stockholder's advisers have fully considered all the tax consequences of such Stockholder's acquisition of the TMP Shares.

                  (g) Such Stockholder understands that all certificates for the TMP Shares issued to such Stockholder shall bear a legend in substantially the following form:

         "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF WITHOUT SUCH REGISTRATION OR THE DELIVERY TO THE ISSUER OF AN OPINION OF COUNSEL, SATISFACTORY TO THE ISSUER, THAT SUCH DISPOSITION WILL NOT REQUIRE REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS."

                  3.38 STOCKHOLDER ACCOUNTING. Such Stockholder has not taken or agreed to take any action, and is not aware of any facts or circumstances in respect of the Company or its accounting procedures, which is reasonably likely to prevent the transactions contemplated by this Agreement and the Transaction Documents from being accounted for as a "pooling of interests." Except as set forth on SCHEDULE 3.38, such Stockholder has not (i) since April 1, 1998, sold, transferred or assigned any securities of the Company or (ii) at any time in any way reduced his, her or its risk or committed to reduce his, her or its risk with respect to the capital stock owned by such Stockholder. Such Stockholder has not at any time in any way reduced his, her or its risk or committed to reduce his, her or its risk with respect to the TMP Shares to be acquired by such Stockholder hereunder, whether by entering into a put, collar, option, margin or other arrangement. Between April 1, 1998 and the Closing Date, such Stockholder has not owned any shares of TMP Common Stock.

                  3.39 TAX AND REGULATORY MATTERS. Such Stockholder has not taken or agreed to take any action that would, or has knowledge of any fact or circumstance that is reasonably likely to (i) prevent the transactions contemplated hereby, including the Merger, from qualifying as a reorganization within the meaning of Section 368(a) of the Code, or (ii) materially impede or delay receipt of any consents of any governmental authorities referred to in
SECTION 6.02(c) hereof.

                  3.40 POWER OF ATTORNEY. Such Stockholder has not given to any person or entity for any purpose any power of attorney with respect to the transactions contemplated herein which is currently in effect.

                  3.41 REPRESENTATIONS AND WARRANTIES. Such Stockholder has reviewed the representations and warranties of the Company set forth in this
ARTICLE III and such Stockholder has no cause to believe that such representations and warranties are not true and correct as of the date hereof, or as of the date set forth therein.

                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF TMP AND SUB

                  As an inducement to the Company and the Stockholders to enter into and perform their respective obligations under this Agreement, TMP and Sub hereby represents and warrants to the Company and the Stockholders as follows:

                  4.01 ORGANIZATION AND GOOD STANDING; POWER. TMP and Sub are each a corporation duly organized, validly existing and in good standing under the laws of their state of incorporation and each has full power and authority to execute and deliver this Agreement and the Transaction Documents, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.

                  4.02 AUTHORIZATION. The execution and delivery of this Agreement and the Transaction Documents, and the performance by TMP and Sub of their respective obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby have been duly authorized by TMP and Sub, respectively. This Agreement and the Transaction Documents have been duly executed and delivered by each of TMP and Sub and constitute the legal, valid and binding obligations of each of TMP and Sub, enforceable against each of TMP and Sub in accordance with their respective terms, except as the enforcement thereof may be limited by bankruptcy and other laws of general application relating to creditors' rights or general principles of equity.

                  4.03 NO VIOLATION. The execution, delivery and performance by each of TMP and Sub of this Agreement and the Transaction Documents and the consummation of the transactions contemplated herein and therein do not and will not:

                  (a) conflict with, result in the breach, modification, termination or violation of, or loss of any benefit under, constitute a default under, accelerate the performance required by, result in or give rise to a right to amend or modify the terms of, result in the creation of any Lien upon any assets or properties, or in any manner release any party thereto from any obligation under, any mortgage, note, bond, indenture, contract, agreement, lease, license or other instrument or obligation of any kind or nature by which TMP, Sub or any of their respective properties or assets may be bound or affected;

                  (b) conflict with, violate or result in any loss of benefit under, any permit, concession, franchise, order, judgment, writ, injunction, regulation, statute or decree; or

                  (c) conflict with or violate any provision of the certificate of incorporation or bylaws, each as heretofore amended, of each of TMP and Sub.

                  4.04 NO CONSENT REQUIRED. Other than the filing and recordation of the Certificate of Merger, no consent, approval, order or authorization of, or declaration, filing or registration with, any person or governmental authority is required to be made or obtained by TMP or Sub in connection with the authorization, execution, delivery or performance of this Agreement, the Transaction Documents or the transactions contemplated hereby.

                  4.05 TMP FILINGS. The following information with respect to TMP is available in the Edgar database on the website of the U.S. Securities and Exchange Commission at WWW.SEC.GOV: (i) TMP's Annual Report on Form 10-K for the year ended December 31, 1999, (ii) TMP's Proxy Statement dated May 19, 2000,
(iii) TMP's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000 and (iv) Current Report on Form 8-K filed on January 11, 2000 and Current Reports on Form 8-K/A filed on January 4, 2000 and January 11, 2000 (collectively referred to herein as the "EXCHANGE ACT FILINGS"). None of the Exchange Act Filings, as of their respective filing date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Except as disclosed to the Stockholders in writing, in materials filed by TMP pursuant to the Securities Act or the Exchange Act, or set forth in press releases that have been made public by TMP (including but not limited to those from time to time posted at or available through Nasdaq's website at HTTP://WWW.NASDAQ.COM), in each case prior to the date hereof, there has been no material adverse change in the financial condition of TMP since January 1, 2000, and as of the date hereof and the Closing Date, taken collectively, the Exchange Act Filings and such press releases do not contain, any untrue statement of material fact or omit to state any material fact necessary to make the statements made therein in the light of the circumstances in which they were made, not misleading.

                  4.06 COMPLIANCE WITH RULE 144. TMP agrees to (i) comply with the requirements of Rule 144(c) under the Securities Act with respect to current public information about TMP; (ii) use its best efforts to file with the Commission in a timely manner all reports and other documents required to be filed by TMP under the Exchange Act; and (iii) furnish to the Stockholders upon request (x) a written statement by TMP as to its compliance with the requirements of said Rule 144(c), and the reporting requirements of the Exchange Act; (y) a copy of the most recent annual or quarterly report of TMP and (z) such other reports and documents of TMP as the Stockholders may reasonably request.

                  4.07 ISSUANCE. The TMP Shares to be delivered by TMP hereunder have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable and will not be issued in violation of any preemptive rights, rights of first refusal or similar rights.

                  4.08 REORGANIZATION. TMP has not taken or agreed to take, or caused the Company to take, any action that would, or has knowledge of any fact or circumstance that is reasonably likely to prevent the transactions contemplated hereby, including the Merger, from qualifying as a reorganization within the meaning of Section 368(a) of the Code.


                                    ARTICLE V
                      PRE-CLOSING COVENANTS AND OTHER TERMS

                  5.01 PUBLIC ANNOUNCEMENTS. Prior to the Closing, no party will issue or cause the publication of any press release or other public announcement with respect to this Agreement or the Transaction Documents or the transactions contemplated hereby or thereby without the prior consent of TMP (in the case of the Company and the Stockholders) or the Company (in the case of TMP), PROVIDED, HOWEVER, that (i) nothing herein will prohibit any party from issuing or causing publication of any such press release or public announcement to the extent that such party determines such action to be required by law, or the regulations of any government agency or the Nasdaq Stock Market in which case the party making such determination will, if practicable in the circumstances, use reasonable efforts to allow the other parties reasonable time to comment on such release or announcement in advance of its issuance; (ii) the Company and the Stockholders may disclose this Agreement and the Transaction Documents and the transactions contemplated hereby or thereby to third parties in connection with securing consents of such third parties and in connection with any permits, approvals, filings or consents required by law to be obtained; and (iii) TMP may disclose this Agreement and the Transaction Documents and the transactions contemplated hereby or thereby to third parties in connection with securing consents of third parties and in connection with any permits, approvals, filings or consents required by law to be obtained. To the extent feasible, prior to the Closing, all press releases or other announcements or notices regarding the transactions contemplated by this Agreement or the Transaction Documents shall be made jointly by the parties.

                  5.02 INVESTIGATION BY TMP. Prior to the Closing, the Company will afford to the officers, attorneys, accountants or other authorized representatives of TMP reasonable access during normal business hours to, and otherwise make available to TMP, the offices, facilities, properties, files, documents, contracts, insurance policies, books and records of the Company so as to afford TMP the opportunity to make such review, examination and investigation of, the Company as TMP may request the Company will cooperate with TMP in connection with any permits, approvals, filings or consents required by law to be obtained. TMP will be permitted to make extracts from or to make copies of such books and records as may be reasonably necessary. No investigation, review, study or examination by TMP or its representatives shall offset, limit or diminish the scope of the representations and warranties of the Company or the Stockholders in this Agreement or reduce or limit the liability of the Company or the Stockholders for any breach thereof.

                  5.03 CONDUCT OF BUSINESS. From the date hereof through the Closing, except as otherwise expressly provided for in this Agreement, the Company covenants and agrees that it will carry on its business diligently, in the ordinary course and in substantially the same manner as such business has previously been carried out. Without limiting the foregoing or the other provisions of this Agreement, the Company covenants and agrees that, from the date hereof through the Closing, without the prior written consent of TMP, which consent shall not be unreasonably withheld:

                  (a) Except as otherwise expressly permitted in this Agreement, the Company will not (i) materially increase in any manner the base compensation of, or enter into any new bonus or incentive agreement or arrangement with, any of the Company's existing employees, (ii) pay or agree to pay any additional pension, retirement allowance or other employee benefit to any such employee, whether past or present, (iii) enter into any new employment, severance, consulting, or other compensation agreement with any existing employee, (iv) hire or offer to hire any more than two new employees, with an aggregate annual salary and bonus of not more than $192,000 (which reflects an aggregate base salary of $160,000 together with an annual bonus of twenty percent (20%) of such salary (or $32,000)), (v) pay any amount to or for the benefit of any Stockholder (including cancellation of certain indebtedness owed to the Company), which amount shall be consistent with amounts paid to such Stockholder for such purpose in prior years or (vi) amend any existing or enter into any new Employee Benefit Plan (except as may be required by law).

                  (b) The Company will use its best efforts to keep available the services of their present employees and preserve the goodwill, reputation and present relationships of the Company with its suppliers, customers, licensors and others having business relations with the Company.

                  (c) The Company shall not create any material obligation or liability (absolute or contingent) except current liabilities incurred in the ordinary course of business and obligations under contracts entered into in the ordinary course of business.

                  (d) The Company will (i) maintain its property and assets in good repair, order and condition (ordinary wear and tear excepted), (ii) maintain and keep in full force existing insurance, (iii) maintain the books and records in the usual, regular and ordinary manner on a basis consistent with past practices, and (iv) perform and comply with its contractual obligations, including without limitation obligations under Material Contracts and Permits. It shall not mortgage, hypothecate, grant Liens in or otherwise encumber its interest in the Leased Property, or sublease its interest in the Leased Property or amend any lease to which it is a party or by which it is bound.

                  (e) The Company shall not amend its certificate of incorporation or bylaws.

                  (f) Except in the ordinary course of business or as otherwise expressly provided for in this Agreement, the Company shall not: (i) sell, lease, transfer or otherwise dispose of any of its properties or assets, (ii) create or permit to exist any new Lien on any of its properties or assets, (iii) enter into any joint venture, partnership or other similar arrangement, (iv) accelerate or delay any service to be rendered to a customer of it, in a manner inconsistent with past practices, (v) make any new commitments for capital expenditures, or (vi) enter into any commitment to borrow money.

                  (g) The Company shall duly and timely file all Tax Returns and information returns and pay all Taxes when due.

                  (h) The Company shall not undertake any action or fail to take any action that will result in a breach of the representations and warranties set forth in ARTICLE III hereof as if made on and as of the Closing Date.

                  (i) The Company will not declare or pay any dividend or make any other distribution to any Stockholder with respect to the capital stock, will not purchase or redeem any of its shares of capital stock, will not issue rights or options to purchase or subscribe to any shares of its capital stock, issue or sell any shares of its capital stock or alter its equity interests, except upon the exercise of currently outstanding stock options and the conversion of Preferred Stock into Common Stock.

                  (j) The Company will not make any payment, whether in cash or in kind, to any officer or director of the Company, except in the ordinary course of business.

                  (k) The Company will not grant any power of attorney.

                  (l) The Company and the Stockholders will promptly supply to TMP copies of all litigation or legal proceedings pertaining in any way to them or their respective assets or business which may arise after the date hereof and will advise TMP promptly in writing of any threat of litigation or other legal proceedings pertaining thereto. The preceding notwithstanding, the Company and the Stockholders shall not disclose or allow access to TMP or its attorneys, counsel or any other agent information which is subject to any right of confidentiality (including but not limited to attorney-client privileged information or attorney work product privileged information), the disclosure of which would result in the waiver of such privileged communications.

                  5.04 NON-NEGOTIATION. In consideration of the substantial expenditure of time, effort and expense undertaken by TMP in connection with its due diligence review and the preparation and execution of this Agreement and the Transaction Documents, the Company and each Stockholder jointly and severally agrees that neither it nor its representatives, agents or employees acting on its behalf, will, after the execution of this Agreement until the earlier of (i) the termination of this Agreement or (ii) the Closing, directly or indirectly, solicit, encourage, initiate, negotiate or discuss with any third party (including by way of furnishing any information concerning the Company) or permit the consummation of any acquisition proposal relating to or affecting the Company or any part of them, or any direct or indirect interests in the Company, whether by purchase of assets or stock, purchase of interests, business combination, merger or other transaction, and that the Company and the Stockholders will promptly advise TMP of the terms of any communications they may receive or become aware of relating to any bid for all or any part of any such interest in the Company.

                  5.05 BEST EFFORTS. The Company and each Stockholder will each use its best efforts between the date hereof and the Closing to secure fulfillment of all of the conditions precedent to the obligations of TMP and Sub hereunder, and TMP will use its best efforts between the date hereof and the Closing to secure fulfillment of all of the conditions precedent to the obligations of the Company and the Stockholders hereunder.

                  5.06 STOCKHOLDERS. Each Stockholder will use best efforts to cause the Company to comply with the provisions of this ARTICLE V. Each Stockholder further agrees not to grant any power of attorney with respect to the Common Stock owned by it.


                                   ARTICLE VI
                       CONDITIONS PRECEDENT TO THE CLOSING

                  6.01 CONDITIONS PRECEDENT TO OBLIGATIONS OF TMP AND SUB. The obligations of TMP and Sub under this Agreement to consummate the transactions contemplated hereby will be subject to the satisfaction, at or prior to the Closing, of all of the following conditions, any one or more of which may be waived at the option of TMP:

                  (a) NO BREACH OF COVENANTS; TRUE AND CORRECT REPRESENTATIONS AND WARRANTIES. There shall have been no material breach by the Company or any Stockholder in the performance of any of their respective covenants herein to be performed by it in whole or in part prior to the Closing, and the representations and warranties of the Company and the Stockholders contained in this Agreement shall be true and correct in all material respects as of the Closing, except for representations or warranties that are made by their terms as of a date specified by month, day and year (it being understood that representations and warranties made "as of the date hereof" are not as of a date specified by month, day and year), which shall be true and correct in all material respects as of such specified date. TMP and Sub shall receive at the Closing a certificate dated and validly executed on behalf of the Company and each Stockholder certifying, in such detail as TMP may reasonably require, the fulfillment of the foregoing conditions, and restating and reconfirming as of the Closing all of the covenants, representations and warranties of the Company and the Stockholders contained in this Agreement, specifying in detail the extent of any breaches thereof.

                  (b) DELIVERY OF DOCUMENTS. TMP and Sub shall have received all documents and other items to be delivered under SECTION 7.02.

                  (c) NO LEGAL OBSTRUCTION. No suit, action or proceeding not disclosed in the Schedules to this Agreement by any person, entity or governmental agency shall be pending or threatened in writing, which if determined adverse to the Company, the Stockholders or TMP's interests, would have a material adverse effect upon (i) the properties, assets, condition (financial or otherwise), operating results, employee, customer or supplier relations, business activities or business prospects of the Company, (ii) TMP or its Affiliates, or (iii) the benefits to TMP or its

Affiliates of the transactions contemplated hereby. No injunction, restraining order or order of any nature shall have been issued by or be pending before any court of competent jurisdiction or any governmental agency challenging the validity or legality of the transactions contemplated hereby or restraining or prohibiting the consummation of such transactions or compelling TMP to dispose of or discontinue or materially restrict the operations of a significant portion of the Company. Requisite Regulatory Approvals (as defined in SECTION 10.10) shall have been obtained, made or expired, as the case may be, and all such Requisite Regulatory Approvals shall be in full force and effect.

                  (d) DAMAGE OR DESTRUCTION. From the date hereof until the Closing, there shall have been no material loss or destruction of any portion of the properties or assets of the Company, nor any institution or threat of any condemnation or other proceedings to acquire or limit the use of any of the properties or assets of the Company.

                  (e) NO MATERIAL ADVERSE CHANGE. From the date hereof until the Closing, there shall have been no material adverse change in the properties, assets, condition (financial or otherwise), operating results, employee, customer or supplier relations, business activities or business prospects of the Company.

                  (f) APPROVAL BY TMP'S COUNSEL AND ACCOUNTANTS. All actions, proceedings, instruments and documents reasonably required to carry out this Agreement and all other related legal and accounting matters shall have been reasonably approved as to form and substance by counsel and accountants for TMP including, without limitation, such accountants' conclusion that the acquisition of the Common Stock by TMP and Sub may be accounted for by TMP as a pooling of interests.

                  (g) CONVERSION OF PREFERRED STOCK AND EXECUTION. All Preferred Stock shall have been converted into Company Common Stock and holders of at least 90% of the outstanding Company Common Stock (after giving effect to such conversion) shall have executed this Agreement. Not more than an aggregate of 10% of the outstanding shares of Company Stock shall have either (i) accepted cash consideration pursuant to SECTION 2.03 or (ii) exercised dissenter's rights pursuant to SECTION 2.04.

                  (h) TERMINATION OF CERTAIN AGREEMENTS OF THE COMPANY. Prior to the Closing Date, the Client Services Agreement between the Company and Ambrose Employer Group, LLC, dated December 22, 1998 shall have been terminated and be of no further force and effect.

                  (i) LITIGATION SETTLEMENT. The Company shall have settled, to the satisfaction of TMP, the action entitled LASKY V. SIMPATICO GROUP, ET. AL. filed with the Supreme Court of the State of New York and described on SCHEDULE
3.26 hereof (the "Settlement").

                  (j) TERMINATION OF CERTAIN OPTIONS. On or prior to the Closing Date, the unvested portion of all options granted to Sandra Schoem and Ishmael Chawla shall be terminated and all provisions with respect to such options relating to accelerated vesting of such options shall be terminated.

                  6.02 CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY AND THE STOCKHOLDERS. The obligations of the Company and the Stockholders under this Agreement to consummate the transactions contemplated hereby will be subject to the satisfaction, at or prior to the Closing, of all the following conditions, any one or more of which may be waived at the option of the Company and the
Stockholders:

                  (a) NO BREACH OF COVENANTS; TRUE AND CORRECT REPRESENTATIONS AND WARRANTIES. There shall have been no material breach by TMP in the performance of any of the covenants herein to be performed by it in whole or in part prior to the Closing, and the representations and warranties of TMP contained in this Agreement shall be true and correct in all material respects as of the Closing, except for representations or warranties that are made by their terms as of a date specified by month, day and year (it being understood that representations and warranties made "as of the date hereof" are not as of a date specified by month, day and year), which shall be true and correct in all material respects as of such specified date. The Company on behalf of itself and the Stockholders shall receive at the Closing a certificate dated as of the Closing and executed on behalf of TMP, certifying in such detail as the Company may reasonably require, as to the fulfillment of the foregoing conditions, and restating and reconfirming as of the Closing all of the covenants, representations and warranties of TMP contained in this Agreement, specifying in detail the extent of any breaches thereof.

                  (b) DELIVERY OF DOCUMENTS. The Company on behalf of itself and the Stockholders shall have received all documents and other items to be delivered by TMP under SECTION 7.03.

                  (c) NO LEGAL OBSTRUCTION. No suit, action or proceeding not disclosed in the Schedules to this Agreement by any person, entity or governmental agency shall be pending or threatened in writing, which if determined adverse to the Company, the Stockholders or TMP's interests, would have a material adverse effect upon (i) the properties, assets, condition (financial or otherwise), operating results, employee, customer or supplier relations, business activities or business prospects of the TMP, (ii) the Company or its Affiliates, or (iii) the benefits to the Company or the Stockholders of the transactions contemplated hereby. No injunction, restraining order or order of any nature shall have been issued by or be pending before any court of competent jurisdiction or any governmental agency challenging the validity or legality of the transactions contemplated hereby or restraining or prohibiting the consummation of such transactions or compelling TMP to dispose of or discontinue or materially restrict the operations of a significant portion of the Company. All Requisite Regulatory Approvals shall have been obtained, made or expired, as the case may be, and all such Requisite Regulatory Approvals shall be in full force and effect.

                  (d) NO MATERIAL ADVERSE CHANGE. From the date hereof until the Closing, there shall have been no material adverse change in the properties, assets, condition (financial or otherwise), operating results, employee, customer or supplier relations, business activities or business prospects of the Company.

                  (e) APPROVAL BY COUNSEL AND ACCOUNTANTS. All actions, proceedings, instruments and documents reasonably required to carry out this Agreement and all other related legal and accounting matters shall have been reasonably approved as to form and substance by counsel and accountants for the Company.

                  (f) CONVERSION OF PREFERRED STOCK AND EXECUTION. All Preferred Stock shall have been converted into Company Common Stock and holders of at least 90% of the outstanding shares of Company Common Stock (after giving effect to such conversion) shall have executed this Agreement. Not more than an aggregate of 10% of the outstanding shares of Company Stock shall have either
(i) accepted cash consideration pursuant to SECTION 2.03 or (ii) exercised dissenter's rights pursuant to SECTION 2.04.


                                   ARTICLE VII
                                     CLOSING

                  7.01 CLOSING. The consummation of the transactions that are the subject of this Agreement shall be closed (the "CLOSING") at the office of TMP, 1633 Broadway, 33rd Floor, New York, NY 10019 no later than the third business day after the satisfaction or waiver of the conditions to the parties' obligations set forth in ARTICLE VI hereof (other than the delivery of certificates and opinions contemplated to be delivered at the Closing, which shall be delivered at the Closing) or at such other time or place as the parties may mutually agree (the "CLOSING DATE"). In the event that the transactions contemplated hereby have not closed on or before May 31, 2000, and (i) on such date the Company and the Stockholders on the one hand or TMP and Sub on the other is ready, willing and able to satisfy the conditions precedent to Closing of the other parties (the "READY PARTY") and the other parties are not so ready, willing and able, or (ii) the conditions to a party's obligations set forth in
ARTICLE VI hereof are not satisfied (except as a result of a material default or breach of this Agreement by such party) (the "SPECIFIED PARTY"), then the Ready Party or Specified Party may, in addition to any other remedies it may have, terminate this Agreement upon written notice to the others without liability to such other parties.

                  7.02 DELIVERIES BY THE COMPANY. At the Closing, the Company shall deliver or cause to be delivered to TMP:

                  (a) CONSENTS. Copies of all written consents required to be obtained by either of them in connection with the transactions contemplated by this Agreement and the Transaction Documents, if any, in form and substance reasonably satisfactory to TMP;

                  (b) ACCOUNTING MATTERS. An opinion of Marcum & Kliegman LLP, certified public accountants for the Company, dated as of the Closing Date, in form and substance reasonably satisfactory to TMP, to the effect that, based upon inquiries and their examination of the financial statements of the Company, they are not aware of any conditions relating to the Company that would preclude the transactions contemplated hereby from being accounted for by TMP as a pooling of interests;

                  (c) OPINION OF COUNSEL. An opinion of counsel for the Company, substantially in the form attached hereto as EXHIBIT A, dated as of the Closing Date;

                  (d) CORPORATE DOCUMENTS. The certificate of incorporation of the Company certified by an appropriate official of its jurisdiction of incorporation as being in effect as of a recent date, and bylaws of the Company certified by an appropriate officer of the Company as in effect at the Closing;

                  (e) CERTIFICATES OF GOOD STANDING AND TAX CLEARANCE. Certificate of good standing and tax clearance, dated as of a recent date, issued by an appropriate official of the State of Delaware;

                  (f) RESOLUTIONS. A copy of the resolutions of the Board of Directors and of the Stockholders of the Company certified by the secretary of the Company as having been duly and validly adopted and in full force and effect as of the Closing Date, authorizing execution and delivery of this Agreement and consummation by the Company of the transactions contemplated hereby;

                  (g) RESIGNATIONS. Resignations of all of the directors and officers of the Company, effective as of the Closing;

                  (h) OTHER DOCUMENTS. Such other documents and instruments as TMP or its counsel or accountants reasonably shall deem necessary to consummate the transactions contemplated hereby;

                  (i) CERTIFICATE OF MERGER. The Certificate of Merger, duly executed by the Company;

                  (j) EMPLOYMENT AGREEMENTS. Employment Agreements, duly executed by each of James F. Freundlich and Gonzalo Santos, substantially in the forms attached hereto as EXHIBIT B and EXHIBIT C, respectively (the "EMPLOYMENT AGREEMENTS");

                  (k) APPROVAL OF THE STOCKHOLDERS. A certificate from an officer of the Company that (i) this Agreement has been adopted by the affirmative vote of the holders of at least a majority of the Company's outstanding capital stock in accordance with the GCL and the Company's certificate of incorporation and bylaws or, if permitted by the GCL and the Company's certificate of incorporation and bylaws, by written consent in lieu thereof, and (ii) holders of no more than an aggregate of 10% of the outstanding shares of Company Stock have either (A) not signed this Agreement or (B) exercised dissenter's rights in accordance with SECTION 2.04;

                  (l) TERMINATION EXPENSES. The Company shall have paid the final bills of Marcum & Kliegman LLP and Proskauer Rose LLP and delivered to TMP, in a form reasonably satisfactory to its counsel, executed releases relating thereto;

                  (m) TERMINATION OF GROVE STREET CAPITAL AND IDM AGREEMENT. The Company shall have delivered to TMP an executed termination and release of the Compensation Agreement between the Company and Grove Street Capital LLC, dated January 23, 2000 and the Company shall terminate the Finders Fee Agreement with IDM Consulting Company dated November 18, 1999;

                  (n) TERMINATION OF INVESTOR RIGHTS AGREEMENT. The Company shall have delivered to TMP an executed termination of the Amended and Restated Investors' Rights Agreement between the Company and the Investors who are signatories thereto; and

                  (o) RELEASE. The Company shall have paid the amount of the Settlement (the "SETTLEMENT AMOUNT") to Scott Lasky ("LASKY") and delivered to TMP an executed release of claims from Lasky.

         All documents delivered to TMP shall be in form and substance reasonably satisfactory to counsel and accountants for TMP.

                  7.03 DELIVERIES BY TMP. At the Closing, TMP will deliver to the Company and/or the Stockholders, simultaneously with delivery of the items referred to in SECTION 7.02 above:

                  (a) CERTIFICATE OF MERGER. The Certificate of Merger, duly executed by Sub;

                  (b) EMPLOYMENT AGREEMENTS. The Employment Agreements, duly executed by TMP;

                  (c) OPINION OF COUNSEL. An opinion of counsel, substantially in the form attached hereto as EXHIBIT D, dated as of the Closing Date; and

                  (d) OTHER DOCUMENTS. Such other documents and instruments as the Company, the Stockholders or their counsel or accountants reasonably shall deem necessary to consummate the transactions contemplated hereby.

         All documents delivered to the Company and/or the Stockholders shall be in form and substance reasonably satisfactory to counsel for the Company and the Stockholders.

                  7.04 FILINGS AT THE CLOSING. Subject to the provisions of this
ARTICLE VII, TMP shall file at the Closing the Certificate of Merger and shall cause the Certificate of Merger to be recorded in accordance with the applicable provisions of the GCL, and shall take any and all other lawful actions and do any and all other lawful things necessary to cause the Merger to become effective.


                                  ARTICLE VIII
                                OTHER AGREEMENTS

                  8.01     CONFIDENTIALITY

                  (a) After the Closing, each Stockholder and his or her Affiliates shall strictly maintain the confidentiality of all information, documents and materials relating to the Surviving Corporation or the transactions contemplated by this Agreement, including without limitation the existence of this Agreement and the terms thereof, except to the extent disclosure of any such information is required by law or authorized by TMP, or otherwise made publicly available by TMP, or reasonably occurs in connection with disputes over the terms of this Agreement. In the event that such Stockholder reasonably believes after consultation with counsel that it is required by law to disclose any confidential information described in this
SECTION 8.01, such Stockholder will (i) provide TMP with prompt notice before such disclosure in order that TMP may attempt to obtain a protective order or other assurance that confidential treatment will be accorded to confidential information, and (ii) cooperate with TMP in attempting to obtain such order or assurance. The provisions of this SECTION 8.01 shall not apply to any information, documents or materials which are in the public domain or shall come into the public domain, other than by reason of default by such Stockholder or his or her Affiliates of this Agreement or becomes known in the industry through no wrongful act on the part of such Stockholder or any of his or her Affiliates.

                  (b) NONCOMPETITION. Each of James Freundlich and Gonzalo Santos (the "SPECIAL STOCKHOLDERS") acknowledges that he has extensive knowledge and a unique understanding of the Extended Business (as defined in SECTION 10.10), has been directly involved with the establishment and continued development of the Company's client relations and has had access to the proprietary and confidential information used in the Extended Business. Each Special Stockholder further acknowledges that if he were to compete, directly or indirectly, with TMP in the Extended Business during the two-year period commencing on the Closing Date, great harm would come to TMP thereby potentially decreasing any value associated with the Merger. In furtherance of the Merger and to more effectively protect the value of the Company during the two-year period commencing on the Closing Date, each Special Stockholder covenants and agrees that, for a period beginning on the Closing Date and ending on the date which is two years after the Closing Date, such Stockholder shall not, directly or indirectly, as employee, agent, consultant, stockholder, director, partner or in any other individual or representative capacity, own, operate, manage, control, engage in, invest in or participate in any manner in, act as a consultant or advisor to, render services for (alone or in association with any person, firm, corporation or entity), or otherwise assist any person or entity that engages in or owns, invests in, operates, manages or controls any venture or enterprise that directly or indirectly engages or proposes to engage in the Extended Business anywhere in or into the United States (the "TERRITORY"), other than on behalf of and as an employee of TMP or an Affiliate of TMP. Notwithstanding the foregoing, nothing contained in this SECTION 8.01(B) shall prohibit a Special Stockholder from owning, directly or indirectly, not more than one percent (1%) of any class of stock of any company which is listed on a national securities exchange or traded in the over-the-counter market. Each Special Stockholder acknowledges that the covenants contained in this ARTICLE VIII are essential conditions for TMP entering into this Agreement without which TMP would not have entered into this Agreement or have paid the consideration payable by it. Each Special Stockholder acknowledges that the restrictions set forth herein are reasonable, valid and necessary for the protection of the legitimate interest of TMP.

                  (c) NONSOLICITATION. Without limiting the provisions of
SECTION 8.01(A) or (B) hereof, each Special Stockholder agrees that, for a period beginning on the Closing Date and ending on the date which is two years after the Closing Date, such Special Stockholder shall not, directly or indirectly, as employee, agent, consultant principal or otherwise (i) solicit any Extended Business from, provide any services related to the Extended Business to, in any way transact or seek to transact any Extended Business with or otherwise seek to influence or alter the relationship between TMP or any of its Affiliates with any person or entity both (x) to whom the Company, TMP or any of their respective Affiliates provided services at any time during the one year period preceding the date such Special Stockholder ceases to be employed by TMP or an Affiliate of TMP, or to whom the Company, TMP or any of their respective Affiliates made a presentation at any time during the six month period preceding such date, and (y) with whom such Special Stockholder or any employee or consultant reporting to such Special Stockholder has or had any involvement or interaction while an employee of the Company, TMP or any of their respective Affiliates, including, without limitation, in the context of marketing, recruiting, client development or provision of services, or (ii) employ or solicit for employment or other services or otherwise seek to influence or alter the relationship between the Company or any of its Affiliates with any person who is or was an employee of the Company, TMP or any of their respective Affiliates at any time during the one year period preceding the date such Special Stockholder ceases to be employed by the Company, TMP or an Affiliate of TMP, other than on behalf of and as an employee of the Company, TMP or an Affiliate of TMP.

                  (d) Without limiting the right of TMP or the Surviving Corporation to pursue all other legal and equitable rights available to it, including without limitation, damages for the actual or threatened violation of this SECTION 8.01 by each Special Stockholder or any of his Affiliates, it is agreed that other remedies cannot fully compensate TMP or the Surviving Corporation for such a violation and that TMP or the Surviving Corporation shall be entitled to injunctive relief and/or specific performance to prevent violation or continuing violation thereof, without bond and without the necessity of showing actual money damages. It is the intent and understanding of each party hereto that if, in any action before any court or agency legally empowered to enforce this SECTION 8.01, any term, restriction, covenant or promise in this SECTION 8.01 is found to be unreasonable and for that reason unenforceable, then such term, restriction, covenant or promise shall be deemed modified to the extent necessary to make it enforceable by such court or agency.

                  8.02 TRADING PROHIBITION. The Company and each Stockholder hereby acknowledge that the transactions contemplated hereby and information disclosed and to be disclosed to the Company, such Stockholder and their representatives may, from time to time, constitute or include material non-public information concerning TMP. The Company and each Stockholder acknowledge that they are aware, and that they have advised and will continue to advise all employees and representatives of the Company or such Stockholder to whom the existence of this transaction or any such information has been or may be disclosed that (i) the federal securities laws may prohibit a person who has material, non-public information from purchasing or selling securities of any company to which such information relates and (ii) material non-public information shall not be communicated to any other person except as expressly permitted by this Agreement. The Stockholders will not in any way sell, transfer or assign any TMP Shares to be acquired by them, reduce their risk or commit to reduce their risk with respect to the TMP Shares to be acquired by them, whether by entering into a put, collar, option, margin or other arrangement, until after the filing of financial results of TMP covering at least 30 days of post-Closing combined operations of TMP and the Surviving Corporation.

                  8.03 SURVIVAL OF REPRESENTATION AND WARRANTIES. All representations and warranties contained in this Agreement shall survive the Closing and shall remain in full force and effect for the applicable period of time set forth in this SECTION 8.03. Any representations, warranties or portion thereof the breach or misrepresentation with respect to which would be expected to be encountered or discerned in the audit of the combined financial statements of TMP and the Surviving Corporation for the fiscal year ending December 31, 2000 shall survive until the date TMP's independent certified public accountants issue their final report and opinion on such audit. Any other representations and warranties shall survive for a period of one year after the Closing.

                  8.04 COOPERATION AFTER THE CLOSING. The Stockholders will, at any time, and from time to time, after the Closing Date, execute and deliver such further instruments of conveyance and transfer and take such additional action as may be reasonably necessary to effect, consummate, confirm or evidence the transactions contemplated by this Agreement and the Transaction Documents. Without limiting the other obligations of the Stockholders hereunder, each Stockholder agrees that, after the Closing, he or she shall provide reasonable cooperation and assistance to TMP and the Surviving Corporation, at TMP's sole cost and expense, with respect to any matters, disputes, suits or claims by or against any person not a party to this Agreement.

                  8.05     REGISTRATION OF TMP SHARES

                  (a) REGISTRATION. TMP shall, for the benefit of each Stockholder, at TMP's expense, (i) use its best efforts to cause to be filed with the United States Securities and Exchange Commission (the "SEC") within 120 days after the Closing a resale registration statement on Form S-3 or any other appropriate form (the "REGISTRATION STATEMENT") to register 25% of the TMP Shares, (ii) use its commercially reasonable efforts to cause such Registration Statement to be declared effective under the Securities Act by the SEC as soon as practicable, and (iii) use its commercially reasonable efforts to keep such Registration Statement effective until the first anniversary of the Closing Date. The foregoing obligation of TMP shall be subject to TMP's receipt of all necessary accountants' consents and TMP's ability to comply with (i) all applicable federal and state securities laws, including those pertaining to Form S-3 and (ii) all applicable confidentiality agreements. Each Stockholder hereby agrees to furnish to TMP all information with respect to such Stockholder necessary to make the disclosure in the Registration Statement with respect to such Stockholder not materially misleading. TMP will, in the event that the Registration Statement is declared effective, provide to such Stockholder and to counsel to such Stockholder a reasonable number of copies of the Prospectus which is a part of the Registration Statement, notify such Stockholder when the Registration Statement has become effective and use its best efforts to take certain other actions as are required to permit certain unrestricted sales of the TMP Shares. TMP further agrees, if necessary, to use commercially reasonable efforts to supplement or amend the Registration Statement, if required by the rules, regulations or instructions applicable to the registration form used by TMP for such Registration Statement or by the Securities Act or by any other rules and regulations thereunder for resale registrations, and TMP agrees to furnish to such Stockholder copies of any such supplement or amendment promptly after its being used or filed with the SEC, in each case subject to TMP's receipt of all necessary accountants' consents and TMP's ability to comply with
(i) all applicable federal and state securities laws, including those pertaining to Form S-3 and (ii) all applicable confidentiality agreements. Notwithstanding the foregoing, if in TMP's opinion, the disclosure of information required to make the Registration Statement not materially misleading would cause harm to TMP, TMP may prevent such Stockholder from using the Registration Statement until such time as TMP discloses such information as may be necessary so that the Registration Statement is no longer materially misleading. In such event, TMP agrees to release such information as soon as is reasonably practicable.

                  (b) DISPOSITION. Notwithstanding the generality of the foregoing clauses, each Stockholder agrees that upon notice from TMP at any time or from time to time during the time the Prospectus relating to the securities proposed to be sold by such Stockholder is required to be delivered under the Securities Act of the happening of any event as a result of which, in TMP's opinion, the Prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, such Stockholder will forthwith discontinue such Stockholder's disposition of such securities pursuant to the Registration Statement until the time of such Stockholder's receipt of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such Prospectus shall not include, in TMP's opinion, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. It is understood and agreed that, after the Registration Statement has been declared effective, its effectiveness may be suspended pursuant to this SECTION 8.05(b) on one or more occasions for up to an aggregate of 90 days PROVIDED, that no single suspension of such effectiveness shall be in effect for more than 45 consecutive days.

                  (c) PUBLIC INFORMATION. For so long as TMP is subject to the reporting requirements of Section 13 or 15 of the Exchange Act and any of the TMP Shares are not freely tradable, TMP will use its best efforts to file the reports required to be filed by it under the Securities Act and Section 13(a) or 15(d) of the Exchange Act and the rules and regulations adopted by the SEC thereunder, or, if it ceases to be so required to file such reports, it will, upon the request of the Stockholders (i) make publicly available such information as is necessary to permit sales of TMP Shares pursuant to Rule 144 under the Securities Act and (ii) take such further action that is reasonable in the circumstances, in each case, to the extent required from time to time to enable the Stockholders to sell their TMP Shares without registration under the Securities Act as provided by Rule 144 under the Securities Act, as such rule may be amended from time to time, or any similar rules or regulations hereafter adopted by the SEC.

                  (d)      INDEMNIFICATION AND CONTRIBUTION.

                           (i)     In the event of a registration of any of the
TMP Shares under the Securities Act pursuant to this SECTION 8.05, TMP will indemnify and hold harmless each Stockholder and each Affiliate of such Stockholder against any losses, claims, damages or liabilities, joint or several, to which such Stockholder may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such Stockholder for any legal or other expenses reasonably incurred by such Stockholder in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that TMP will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based solely upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Stockholder specifically for use in such Registration Statement.

                           (ii)     In the event of a registration of any of the
TMP Shares under the Securities Act pursuant to this SECTION 8.05, each Stockholder of such TMP Shares registered thereunder, severally and not jointly, will indemnify and hold harmless TMP, each person, if any, who controls TMP within the meaning of the Securities Act, each officer of TMP who signs the Registration Statement, each director of TMP, each underwriter and each person who controls any underwriter within the meaning of the Securities Act, against all losses, claims, damages or liabilities, joint or several, to which TMP or such officer, director, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse TMP and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that such Stockholder will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact made in reliance upon and in conformity with information pertaining to such Stockholder furnished to TMP by such Stockholder specifically for use in the Registration Statement; and PROVIDED FURTHER, HOWEVER, that the liability of each Stockholder hereunder shall not in any event exceed the value of his TMP Shares covered by such Registration Statement.

                           (iii)     The procedure for any indemnification
claims under this SECTION 8.05(d) shall be as set forth in SECTION 9.03 hereof.

                           (iv)     In order to provide for just and equitable
contribution to joint liability under the Securities Act in any case in which either (1) any indemnified party exercising rights under this Agreement makes a claim for indemnification pursuant to this SECTION 8.05(d) but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this SECTION 8.05 provides for indemnification in such case, (2) contribution under the Securities Act may be required on the part of any such Stockholder in circumstances for which indemnification is provided under this SECTION 8.05, or (3) the indemnification provided for by this SECTION
8.05 is insufficient to hold harmless an indemnified party, other than by reason of the exceptions provided therein, then, and in each such case, TMP and the Stockholders will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) (x) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other or (y) if the allocation provided by clause (x) above is not permitted by applicable law, or provides a lesser sum to the indemnified party than the amount hereinafter calculated, in such proportion as is appropriate to reflect not only the relative fault referred to in clause (x) above but also the relative benefits received by the indemnifying party and the indemnified party from the registration of the securities as well as the statements or omissions which resulted in such losses, claims, damages or liabilities and any other relevant equitable considerations. No Stockholder will be required to contribute any amount in excess of the value of his TMP Shares covered by such Registration Statement and no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

                  8.06 TAX MATTERS. The Company shall prepare and file all Tax Returns relating to the Company that are required to be filed on or prior to the Closing Date, and shall pay, or cause to be paid, any and all Taxes due with respect to such Tax Returns. All such Tax Returns shall be prepared in a manner consistent with prior practice, and copies of such Tax Returns shall be provided to TMP at least 30 days prior to the deadline for the filing of such Tax Returns. TMP shall prepare or cause to be prepared all Tax Returns relating to the Company for any Tax period ending on or prior to the Closing Date and which are required to be filed after the Closing Date. All such Tax Returns shall be prepared in a manner consistent with prior practice, and copies of such tax Returns shall be provided to the Company at least 30 days prior to the deadline for the filing of such Tax Returns. If the Company is permitted, but not required, under applicable Tax laws to treat the Closing Date as the last day of a Tax period, the parties shall treat the Tax period as ending on the Closing Date and if any other taxable period begins on or prior to the Closing Date and ends after the Closing Date, then the portion of the taxable period that ends on (and including) the Closing Date shall constitute a Pre-Closing Period. In the case of any Tax that is imposed on a periodic basis and is payable for a period that begins before the Closing Date and ends after the Closing Date, the portion of such Taxes payable for the Pre-Closing Period shall be (i) in the case of any Tax other than a Tax based upon or measured by income, the amount of such Tax for the entire period multiplied by a fraction, the numerator of which is the number of days in the period ending on the Closing Date and the denominator of which is the number of days in the entire period and (ii) in the case of any Tax based upon or measured by income, the amount which would be payable if the taxable year ended on the Closing Date. With respect to any Post-Closing Period, the Shareholders shall not file or cause to be filed any Tax Return for a Post-Closing Period on behalf of the Company, the Surviving Corporation or TMP. The Stockholders shall not discuss, correspond or negotiate with any representative of any taxing authority with respect to any Tax liability of the Company, the Surviving Corporation or TMP with respect to any period without the prior written authorization of TMP. TMP will not take or cause the Company to take any action that would cause the Merger to not qualify as a reorganization within the meaning of Section 368(a) of the Code.


                                   ARTICLE IX
                                 INDEMNIFICATION

                  9.01     INDEMNIFICATION BY THE COMPANY AND THE STOCKHOLDERS

                  (a) Subject to SECTION 8.03 and SECTION 9.01(b), from and after the Closing, the Company and each Stockholder agree, jointly and severally, to indemnify, defend and save TMP, the Surviving Corporation and their Affiliates, and each of their respective officers, directors, employees, agents, employee benefit plans and fiduciaries, plan administrators or other parties dealing with any such plans (each, an "INDEMNIFIED TMP PARTY"), harmless from and against, and to promptly pay to an Indemnified TMP Party or reimburse an Indemnified TMP Party for, any and all liabilities (whether contingent, fixed or unfixed, liquidated or unliquidated, or otherwise), obligations, deficiencies, demands, claims, suits, actions, or causes of action, assessments, losses, costs, expenses, interest, fines, penalties, actual or punitive damages or costs or expenses of any and all investigations, proceedings, judgments, environmental analyses, remediations, settlements and compromises (including reasonable fees and expenses of attorneys, accountants and other experts incurred by any indemnified party in any action or proceeding between such indemnified party and the indemnitor or between any indemnified party and any third party or otherwise) (individually a "LOSS" and collectively, the "LOSSES") sustained or incurred by any Indemnified TMP Party relating to, resulting from, arising out of or otherwise by virtue of (i) any misrepresentation or breach of a representation or warranty made herein by the Company or any Stockholder, (ii) any non-compliance with or breach by the Company or any Stockholder, or any Affiliate of the Company or any Stockholder, of any of their respective covenants or agreements contained in this Agreement or the Transaction Documents to be performed by the Company, any Stockholder, or any Affiliate of the Company or any Stockholder, (iii) allegations by a third party that is not an Indemnified TMP Party which, if true, would constitute a misrepresentation or breach of a representation or warranty made herein by the Company or any Stockholder or non-compliance with or breach by the Company or any Stockholder of any of their respective covenants or agreements contained in this Agreement or the Transaction Documents to be performed by any Stockholder, the Company or any or their respective Affiliates, (iv) any claims, suits, actions, complaints, allegations or demands which have been or may be brought against the Company, any of the Stockholders, TMP, TMP Sub and their respective Affiliates and any of their respective officers, directors, employees or agents, including by the Specified Entity (as defined below), relating to the Specified Entity or arising from similar facts and circumstances as any claims brought by the Specified Entity or relating to the contracts with brokers identified on
SCHEDULE 3.13, (v) any amounts required to be paid to holders of Dissenting Shares in excess of the amount that such holders would have been paid pursuant to SECTION 2.03 hereof, and (vi) Taxes owed by the Company pursuant to SECTION
8.06 hereof.

                  (b) Notwithstanding SECTION 9.01(a), no Indemnified TMP Party shall be entitled to indemnification under this SECTION 9.01 until the total Losses under SECTION 9.01(a) shall exceed $100,000 (the "INDEMNIFICATION THRESHOLD"). Once total Losses under SECTION 9.01(a) exceed the Indemnification Threshold, each Indemnified TMP Party shall be entitled to indemnification for the full amount of any and all such Losses, including the first $100,000 of Losses applied to the Indemnification Threshold. The aggregate maximum amount of Losses for which all Stockholders shall be liable pursuant to SECTION 9.01 hereof shall be 40% of the Adjusted Merger Consideration (100% of the Adjusted Merger Consideration with respect to breaches of SECTIONS 3.25, 3.36 and 3.37, hereof); it being agreed and understood that each Stockholder shall be so liable for such Stockholder's proportionate share (based on the proportion of the TMP Shares received by such Stockholder hereunder to the total number of TMP Shares issued hereunder) of any individual Loss. The Indemnification Threshold shall not apply to any Loss related to the Specified Entity or arising out of a breach of a representation or warranty made in SECTIONS 3.05, 3.25 and 3.30; in the event of such Loss or breach by the Company or any Stockholder, the Indemnified TMP Party shall be entitled to full recovery of all Losses under
SECTION 9.01(a).

                  (c) If the Indemnified TMP Party is TMP, the Surviving Corporation or another non-natural person Affiliate of TMP, then the Stockholders shall be entitled, at their sole option, to satisfy their indemnification obligations under this SECTION 9.01 by surrending that number of TMP Shares obtained by dividing (i) the amount of such indemnification obligation by (ii) the Imputed TMP Share Value.

                  9.02 INDEMNIFICATION BY TMP. From and after the Closing, TMP agrees to indemnify, defend and save each Stockholder and his or her Affiliates, and each of their respective officers, directors, employees, agents, Employee Benefit Plans and fiduciaries, plan administrators or other parties dealing with such plans (each, an "INDEMNIFIED SELLER PARTY") harmless from and against, and to promptly pay to an Indemnified Seller Party or reimburse an Indemnified Seller Party for, any and all Losses sustained or incurred by any Seller Indemnified Party relating to, resulting from, arising out of or otherwise by virtue of (i) any misrepresentation or breach of a representation or warranty made herein by TMP or (ii) any non-compliance with or breach by TMP or any Affiliate of TMP of any of the covenants or agreements contained in this Agreement or the Transaction Documents to be performed by TMP or any of its Affiliates.

                  9.03 PROCEDURE FOR INDEMNIFICATION. The following procedure shall apply to the foregoing agreements to indemnify and hold harmless:

                  (a) The party who is seeking indemnification (the "CLAIMANT") shall give written notice to the party from whom indemnification is sought (the "INDEMNITOR") promptly after the Claimant learns of the claim or proceeding PROVIDED, that the failure to give such notice shall not relieve the Indemnitor of its obligations hereunder except to the extent it is actually damaged thereby.

                  (b) With respect to any third-party claims or proceedings as to which the Claimant is entitled to indemnification, the Indemnitor shall have the right to select and employ counsel of its own choosing to defend against any such claim or proceeding, to assume control of the defense of such claim or proceeding, and to compromise, settle or otherwise dispose of the same, if the Indemnitor deems it advisable to do so, all at the expense of the Indemnitor. The parties will fully cooperate in any such action, and shall make available to each other any books or records useful for the defense of any such claim or proceeding. The Claimant may elect to participate in the defense of any such third party claim, and may, at its sole expense, retain separate counsel in connection therewith. Subject to the foregoing (i) the Claimant shall not settle or compromise any such third party claim without the prior written consent of the Indemnitor and (ii) the Indemnitor shall not settle or compromise any such third party claim without the prior written consent of the Claimant, in each case of (i) and (ii) which consent shall not be unreasonably withheld.

                  9.04     ADDITIONAL LIMITATIONS ON INDEMNIFICATION RIGHTS

                  (a)      Subject to the provisions of SECTIONS 9.04(b) and
(c) below it is understood and agreed that no claim for recovery of indemnifiable damages may be asserted based on a representation, warranty or applicable portion thereof set forth in this Agreement or the Transaction Documents after such representation, warranty or applicable portion thereof has been extinguished in accordance with SECTION 8.03 hereof. The date on which a claim would be extinguished in accordance with SECTION 8.03 but for the provisions of this SECTION 9.04 is sometimes referred to as the "EXPIRATION DATE" of such claim.

                  (b)     Notwithstanding anything in this Agreement or this
SECTION 9.04 to the contrary, any and all Losses sustained or incurred by any Indemnified TMP Party relating to, resulting from, arising out of, or otherwise by virtue of any and all claims, suits, actions, complaints, allegations or demands of the person or entity described in SCHEDULE 3.26 (the "SPECIFIED ENTITY") shall be subject to the indemnification obligations of the Company and the Stockholders under, and shall be deemed Losses for which the Indemnified TMP Parties are entitled to indemnification under, SECTIONS 9.01 and 9.03 hereof, despite the disclosure of some or all of such matters or potential matters in the Schedules to this Agreement (including but not limited to SCHEDULE 3.26). The particular indemnification obligation relating to the Specified Entity shall survive until the later of (i) thirty days after the expiration of all applicable statutes of limitations (including extensions thereof) applicable to any claims, suits, actions, complaints, allegations or demands the Specified Entity may bring relating to, resulting from, arising out of or otherwise by virtue of any acts or omissions or alleged acts or omissions of the Company or any of its employees or representatives, or (ii) the Stockholders' or the Company's satisfaction in full of any and all obligations (contingent or otherwise) the Company, TMP or the Stockholders may have upon the rendering of a final and unappealable judgment of a court of competent jurisdiction with respect to any and all claims, suits, actions, complaints, allegations or demands the aforesaid Specified Entity may bring relating to, resulting from, arising out of or otherwise by virtue of any acts or omissions or alleged acts or omissions of the Company or its employees or representatives.

                  (c) In order to ensure that the transactions contemplated by this Agreement qualify for treatment as a pooling of interests, the parties agree that any dispute, disagreement or controversy between any party relating to a warranty or representation or applicable portion thereof set forth in this Agreement that is not resolved by the applicable Expiration Date shall promptly be submitted to the American Arbitration Association to be resolved by binding arbitration in accordance with its rules, it being understood that this SECTION 9.04(c) does not apply to any claims, suits, actions, complaints, allegations or demands brought by or related to the Specified Entity. The place of arbitration shall be New York, New York. The arbitration tribunal shall be composed of three arbitrators, one of which shall be appointed by TMP within ten (10) business days prior to the applicable Expiration Date and one of whom shall be appointed by the other party or parties to the dispute, disagreement or controversy within ten (10) business days prior to the applicable Expiration Date and one of whom shall be appointed by such two arbitrators within five (5) business days prior to the applicable Expiration Date. The arbitrators will be directed to and shall resolve such dispute, disagreement or controversy on the basis of the information provided to them or soon as practicable and, in any event, by the Expiration Date. The decision of the arbitrators shall be binding on all parties thereto and the party against which a finding is made shall be responsible for all costs, fees and expenses of such arbitration in addition to any damages or other amounts awarded.

                  9.05 SOLE REMEDY FOR DAMAGES. Subject to the provisions of the next sentence of this SECTION 9.05, the indemnification obligations of the parties set forth in this ARTICLE IX and in SECTION 8.05(d) shall constitute the sole and exclusive remedy of the parties for the recovery of money damages with respect to any and all matters arising out of this Agreement. Notwithstanding the foregoing, the terms of this SECTION 9.05 shall not be construed as limiting in any way whatsoever any remedy to which any party may be entitled other than the recovery of money damages, including but not limited to equitable remedies, specific performance, injunctive relief and rescission.


                                    ARTICLE X
                                  MISCELLANEOUS

                  10.01 NOTICES, CONSENTS, ETC. Any notices, consents or other communication required to be sent or given hereunder to any of the parties shall in every case be in writing and shall be deemed properly served if (a) delivered personally, (b) delivered by registered or certified mail, in all such cases with first class postage prepaid, return receipt requested, (c) delivered by courier, at the addresses as set forth below or at such other addresses as may be furnished in writing.

All such notices and communications shall be deemed received upon the actual delivery thereof in accordance with the foregoing:

                  (a)      If to the Stockholders:

                                    The addresses set forth on SCHEDULE A

                  (b)      If to the Company prior to the Closing:

                                    Simpatix Inc.
                                    1123 Broadway, Suite 1002
                                    New York, New York  10010
                                    Attn: Mr. James F. Freundlich

                           With a copy to:

                                    Proskauer Rose LLP

                                    1585 Broadway
                                    New York, NY 10036-8299
                                    Attn: Henry O. Smith III, Esq.

                  (c) If to TMP, Sub or the Surviving Corporation after the
Closing:

                                    TMP Worldwide Inc.
                                    1633 Broadway
                                    33rd Floor
                                    New York, NY  10019
                                    Attn: Mr. Tom Collison

                           With a copy to:

                                    TMP Worldwide Inc.
                                    1633 Broadway
                                    33rd Floor
                                    New York, NY  10019
                                    Attn:  Myron Olesnyckyj, Esq.

                  10.02 SEVERABILITY. The unenforceability or invalidity of any provision of this Agreement shall not affect the enforceability or validity of any other provision which shall remain in full force and effect and be enforceable to the fullest extent permitted by law.

                  10.03 AMENDMENT AND WAIVER. This Agreement may not be amended orally. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other breach. An Amendment of this Agreement shall only be effective upon the consent of each of the parties hereto.

                  10.04 DOCUMENTS. Each party will execute all documents and take such other actions as any other party may reasonably request in order to consummate the transactions provided for herein and to accomplish the purposes of this Agreement.

                  10.05 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same agreement.

                  10.06 EXPENSES. The Company shall pay its costs and expenses up to an aggregate amount of $150,000 (which amount shall be reduced dollar for dollar by the Settlement Amount and any fees and expenses related thereto), after which the Stockholders shall be responsible for such costs and expenses, and TMP shall pay its costs and expenses, in each case incurred or to be incurred in negotiating and preparing this Agreement and in closing and carrying out the transactions contemplated by this Agreement and the Transaction Documents, including without limitation all legal and accounting fees and expenses and fees and expenses relating to the preparation of the Financial Statements.

                  10.07 GOVERNING LAW. This Agreement shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed by, the laws of the State of New York without giving effect to provisions thereof regarding conflicts of law.

                  10.08 HEADINGS. The subject headings of Articles and Sections of this Agreement are included for purposes of convenience only and shall not affect the construction or interpretation of any of its provisions.

                  10.09 ASSIGNMENT. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned or delegated in any manner whatsoever, whether directly or by operation of law or otherwise, without the prior written consent of the other parties hereto.

                  10.10 DEFINITIONS. For purposes of this Agreement, the following terms have the meaning set forth below:

                  "AFFILIATE" shall have the meaning ascribed to that term in Rule 405 of the Securities Act of 1933, as amended, and shall include each past and present Affiliate of such person or entity.

                  "AFFILIATED GROUP" shall mean any affiliated group within the meaning of Section 1504 of the Code or any similar group defined under a similar provision of state, local or foreign law, including, but not limited to, any combined, consolidated or unitary group.

                  "BUSINESS" shall mean the business of providing services and products on the internet relating to the employee recruitment process, including without limitation, the management of recruiters' workflow, candidate assessment and resume management.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "EXTENDED BUSINESS" shall mean the business of providing services and products, whether delivered on the internet or otherwise, relating to the employee recruitment process, including without limitation, the making of hiring decisions, the management of recruiters' workflow, candidate assessment, training and resume management.

                  "LIENS" means any liens, claims, mortgages, charges, security interests, pledges or other encumbrances or adverse claims or interests of any nature.

                  "PLAN AFFILIATE" means any person or entity with which the Company constitutes all or part of a controlled group of corporations, a group of trades or businesses under common control or an affiliated service group, as each of those terms is defined in Section 414 of the Code.

                  "POST-CLOSING PERIOD" means any taxable period or portion thereof that is not a Pre-Closing Period.

                  "PRE-CLOSING PERIOD" means a taxable period or portion thereof that ends on or prior to the Closing Date. If a taxable period begins on or prior to the Closing Date and ends after the Closing Date, then the portion of the taxable period that ends on (and including) the Closing Date shall constitute a Pre-Closing Period.

                  "REQUISITE REGULATORY APPROVALS" means the approval or consent of any court, administrative agency or commission or other federal, state or local government or governmental authority or instrumentality.

                  "TAX" AND "TAXES" includes any federal, state, local or foreign income, gross receipts, capital, franchise, import, goods and services, value added, sales and use, estimated, alternative minimum, add-on minimum, sales, use, transfer, registration, excise, natural resources, severance, stamp, occupation, premium, windfall profit, environmental, customs, duties, real property, personal property, capital stock, social security, unemployment, disability, payroll, license, employee withholding, or other tax, of any kind whatsoever, including any interest, penalties or additions to tax or additional amounts in respect of the foregoing; the foregoing shall include any transferee or secondary liability for a Tax and any liability assumed by agreement or arising as a result of being (or ceasing to be) a member of any Affiliated Group, as defined in Section 1504 of the Code (or being included (or required to be included) in any Tax Return relating thereto).

                  "TAX RETURNS" means returns, declarations, reports, claims for refund, information returns or other documents (including any related or supporting Schedules, statements or information) filed or required to be filed in connection with the determination, assessment or collection of any Taxes of any party or the administration of any laws, regulations or administrative requirements relating to any Taxes.

                  10.11 ENTIRE AGREEMENT. This Agreement, the Transaction Documents, and the documents, schedules and exhibits described herein or attached or delivered pursuant hereto collectively constitute the sole and only agreement among the parties with respect to the subject matter hereof. Any agreements, representations or documentation respecting the transactions contemplated by this Agreement, including without limitation, any correspondence, discussions or course of dealing, which are not expressly set forth in this Agreement, the Transaction Documents, or the documents, schedules and exhibits described herein or attached or delivered pursuant hereto or are null and void, it being understood that no party has relied on any representation not set forth in this Agreement, the Transaction Documents or the documents, schedules and exhibits described herein or attached or delivered pursuant hereto.

                  10.12 THIRD PARTIES. Except as expressly set forth in ARTICLE VI, VII or VIII of this Agreement, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or entity, other than the parties to this Agreement and their respective permitted successors and assigns, any rights or remedies under or by reason of this Agreement.

                  10.13 INTERPRETATIVE MATTERS. Unless the context otherwise requires, (a) all references to Articles, Sections or Schedules are to Articles, Sections or Schedules in this Agreement, (b) words in the singular or plural include the singular and plural, (c) pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter, and (d) the term "including" shall mean by way of example and not by way of limitation.

                  10.14 NO STRICT CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party hereto.

                  10.15 DEFAULT. The mere lapse of time for performing any obligation or covenant contained herein shall serve to put the party who is obliged to perform or fulfill such obligation or covenant in default, without any notice or demand being required therefor.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                       TMP WORLDWIDE INC.



                                       By: /s/ MYRON OLESNYCKYJ
                                           ------------------------------------
                                           Name: Myron Olesnyckyj
                                           Title: Vice President



                                       TMP SIMPATIX ACQUISITION CORP.



                                       By: /s/ MYRON OLESNYCKYJ
                                           -----------------------------------
                                           Name: Myron Olesnyckyj
                                           Title: Vice President


                                       The Stockholders set forth on Schedule A


                                       SIMPATIX INC.



                                       By: /s/ JAMES F. FREUNDLICH
                                           ------------------------------------
                                           Name: James F. Freundlich
                                           Title: President

                                   SCHEDULE A